UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ArcBest Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
Annual Meeting &
Proxy Statement

2019

Notice of

Annual Meeting of Stockholders

ArcBest Corporation

To Be Held on April 30, 2019

To the Stockholders of ArcBest Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of ArcBest Corporation (the “Company”) on Tuesday, April 30, 2019 at 8:00 a.m. (CDT) at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916. In addition to this notice, enclosed are a proxy card and a proxy statement containing information about the following matters to be acted upon at the meeting:

I.	To elect nine directors for a one-year term to expire at the 2020 Annual Meeting of Stockholders;

II.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019;

III.	To conduct an advisory vote on executive compensation;

IV.	To approve the ArcBest Ownership Incentive Plan, as amended and restated; and

V.	To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

Only stockholders of record at the close of business on March 4, 2019 are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card or follow the instructions on the proxy card and vote by Internet or by telephone as promptly as possible. It is important that your shares be represented at the meeting.

The Board of Directors urges you to sign and date your enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope or follow the instructions on the proxy card and vote by Internet or by telephone, even if you are planning to attend the meeting. Many of the Company’s stockholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf. Accordingly, you must provide voting instructions to your brokerage firm or bank in order for your shares to be voted. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy considering the recommendations of the Board, which are described in this Proxy Statement.

Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares.

By Order of the Board of Directors, March 22, 2019.

Judy R. McReynolds

Chairman of the Board , President and Chief Executive Officer

8401 MCCLURE DRIVE / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting

To Be Held on April 30, 2019

The Proxy Statement, proxy card and 2018 Annual Report are available at www.arcb.com.

The 2019 Annual Meeting of Stockholders of ArcBest Corporation (the “Company”) will be held on Tuesday, April 30, 2019 at 8:00 a.m. (CDT) at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916. To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arcb.com or through the Company’s website www.arcb.com.

The matters intended to be acted upon at the Annual Meeting are:

I.	Election of nine directors for a one-year term to expire at the 2020 Annual Meeting of Stockholders;

Eduardo F. Conrado

Stephen E. Gorman

Michael P. Hogan

William M. Legg

Kathleen D. McElligott

Judy R. McReynolds

Craig E. Philip

Steven L. Spinner

Janice E. Stipp

II.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019;

III.	Advisory vote on executive compensation;

IV.	Approval of the ArcBest Ownership Incentive Plan, as amended and restated; and

V.	Consideration of such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board; “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019; “FOR” the approval of the compensation of the Company’s Named Executive Officers; and “FOR” the approval of the ArcBest Ownership Incentive Plan, as amended and restated.

The following proxy materials are being made available at the website location specified above:

•         The Proxy Statement for the 2019 Annual Meeting of Stockholders;

•         The 2018 Annual Report; and

•         The form of proxy card being distributed to stockholders in connection with the 2019 Annual Meeting of Stockholders.

Proxy Statement

This Proxy Statement is furnished to the stockholders of ArcBest Corporation (“ArcBest” or the “Company”) in connection with the solicitation of proxies on behalf of the ArcBest Board of Directors (the “Board”) to be voted at the Company’s Annual Meeting of Stockholders (the “2019 Annual Meeting”) to be held on Tuesday, April 30, 2019 at 8:00 a.m. (CDT) at the principal offices of the Company for the purposes set forth in this Proxy Statement. This Proxy Statement, the Notice of Annual Meeting, the related proxy card, and the 2018 Annual Report to Stockholders are being mailed to stockholders beginning on or about March 22, 2019. ArcBest’s principal place of business is at 8401 McClure Drive, Fort Smith, Arkansas 72916, and its telephone number at that location is 479-785-6000.

Record Date

The Board has fixed the close of business on March 4, 2019 as the record date for the 2019 Annual Meeting. Only stockholders of record on that date are entitled to vote at the meeting in person or by proxy.

Proxies

Registered stockholders may vote their shares of the Company’s common stock (“Common Stock”) by proxy or in person at the meeting. To vote by proxy, registered stockholders must either: (i) visit the website designated on the proxy card to submit their proxy on the Internet; (ii) call the toll-free number set forth on the proxy card to submit their proxy telephonically; or (iii) mail their signed and dated proxy card in the envelope provided. Beneficial stockholders should follow the instructions that they receive from their bank, broker or other nominee to have their shares voted.

The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. Upon receipt by the Company of either a submitted Internet or telephone vote or a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the stockholder’s instructions. If a stockholder does not vote either by Internet, telephone or returning a signed proxy card, his or her shares cannot be voted by proxy. Stockholders voting by returning a paper proxy card are urged to mark the ovals on the proxy card to show how their shares are to be voted. If a stockholder returns a signed proxy card without marking the ovals, the shares represented by the proxy card will be voted as recommended by the Board herein and in the proxy card. The proxy also confers discretionary authority to the proxy holders to vote on any other matter not presently known to the Company that may properly come before the meeting.

Registered stockholders may revoke their proxy at any time before the shares are voted at the 2019 Annual Meeting by: (i) timely submitting a proxy with new voting instructions, or using the Internet or telephone voting system; (ii) voting in person at the 2019 Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not revoke any previously submitted proxy; (iii) timely delivering a valid, duly executed proxy card bearing a later date; or (iv) delivering written notice of revocation to the Corporate Secretary of the Company at 8401 McClure Drive, Fort Smith, Arkansas 72916, by 5:00 p.m. (CDT), on or before April 29, 2019. Beneficial stockholders may change their votes by submitting new voting instructions to their bank, broker or other nominee in accordance with that entity’s procedures.

Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares.

Voting Shares

On the record date, there were 25,538,294 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Cumulative voting is not allowed. The holders in person or by proxy of a majority of the total number of shares of Common Stock shall constitute a quorum for purposes of the 2019 Annual Meeting. If stockholders holding the number of shares of Common Stock necessary for a quorum shall fail to be present in person or by proxy at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are represented in person or by proxy may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Votes are tabulated by the inspector of elections, Equiniti Trust Company, also known as EQ (formerly Wells Fargo Shareowner Services).

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not timely instruct your broker or nominee how to vote your shares, he or she may use discretionary authority to vote your shares on Proposal II (Ratification of Appointment of Independent Registered Public Accounting Firm).

For Proposal I (Election of Directors), Proposal III (Advisory Vote on Executive Compensation), and Proposal IV (Approval of the ArcBest Ownership Incentive Plan, as amended and restated) to be voted on at the 2019 Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. If you do not give timely instructions to the broker or other nominee on how that broker or nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to Proposal I, Proposal III, and Proposal IV.

Abstentions occur when stockholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the director nominees; for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019; for the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (listed in “Compensation Discussion & Analysis”); and for the approval of the ArcBest Ownership Incentive Plan, as amended and restated.

Proposal I (Election of Directors). The Company’s Fifth Amended and Restated Bylaws (“bylaws”) provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender his or her resignation to the Board following certification of the stockholder vote. For this purpose, “majority of the votes cast” means the number of FOR votes equals or exceeds the number of WITHHOLD votes, and “votes cast” include only FOR and WITHHOLD votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Proposal II (Ratification of Appointment of Independent Registered Public Accounting Firm).  The required vote to approve Proposal II is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. An abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal.

Proposal III (Advisory Vote on Executive Compensation).  The required vote to approve Proposal III is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. An abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. Broker non-votes are not treated as entitled to vote on this proposal and, therefore, are not counted for purposes of determining whether a majority has been achieved and do not affect the outcome of the vote. Proposal III is a non-binding advisory vote. However, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation decisions.

Proposal IV (Approval of the ArcBest Ownership Incentive Plan, as amended and restated). The required vote to approve Proposal IV is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. An abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. Broker non-votes are not treated as entitled to vote on this proposal and, therefore, are not counted for purposes of determining whether a majority has been achieved and do not affect the outcome of the vote.

Proposal I. Election of Directors

The Board of Directors recommends a vote “FOR” Proposal I.

The Board has designated Eduardo F. Conrado, Stephen E. Gorman, Michael P. Hogan, William M. Legg, Kathleen D. McElligott, Judy R. McReynolds, Craig E. Philip, Steven L. Spinner and Janice E. Stipp as nominees for election as Directors of the Company at the 2019 Annual Meeting (each a “Nominee” and “Director”).

Each Nominee is currently a director of the Company. If elected, each Nominee will serve until the expiration of his or her term at the Company’s Annual Meeting of Stockholders in 2020 (the “2020 Annual Meeting”) or until his or her earlier death, resignation or removal from office.

Each Nominee has indicated his or her willingness to serve as a member of the Board, if elected. If, for any reason not presently known, any of Messrs. Conrado, Gorman, Hogan, Legg or Spinner, Dr. Philip or Mses. McElligott, McReynolds or Stipp are unable or unwilling to serve if elected, your proxy card may be voted for the election in his or her stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the Nominee.

The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender his or her resignation to the Board following certification of the stockholder vote. For this purpose, “majority of the votes cast” means the number of FOR votes equals or exceeds the number of WITHHOLD votes, and “votes cast” include only FOR and WITHHOLD votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The Nominating/Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it, and the Board will act on such resignation, taking into account the Nominating/Corporate Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating/Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate, including, without limitation, any reasons given by stockholders for their WITHHOLD votes, the qualifications of the director and his or her contributions to the Board and the Company. The Board will promptly disclose its decision to accept or reject the resignation and, if rejected, the reasons for doing so. If a director’s resignation is not accepted by the Board, then such director will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor is duly elected, or his or her earlier death, resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the Nominees.

Directors of the Company

The following information relates to the Nominees named in “Proposal I. Election of Directors.” The information includes the publicly traded company directorships and certain other directorships held by each Nominee for the past five years and the specific experience, qualifications, attributes and skills that each Nominee possesses that led to the conclusion that the person should serve as a director of the Company. There are no family relationships among any of the Nominees and executive officers of the Company or its subsidiaries.

Nominees for Election at the 2019 Annual Meeting; Term Will Expire at the 2020 Annual Meeting

EDUARDO F. CONRADO, age 52, has been a Director of the Company since November 2016. Mr. Conrado is Executive Vice President and Chief Digital Officer for Ascension, the nation’s largest non-profit health system. He assumed this role for Ascension in September 2018, after retiring as Executive Vice President and Chief Strategy & Innovation Officer for Motorola Solutions Inc. (“Motorola Solutions”); he served in that role from August 2015 until December 2017. Mr. Conrado served in numerous senior executive positions at Motorola Solutions, a global provider of communication infrastructure, devices, accessories, software and services, over the past 26 years, including Senior Vice President and Chief  Innovation Officer from January 2015 to August 2015; Senior Vice President – Marketing & IT from January 2013 to January 2015; Senior Vice President and Chief Marketing Officer from January 2011 to January 2013; and Senior Vice President and Chief Marketing Officer for Global Business & Technology Marketing from September 2010 to January 2011. Prior to 2011, Mr. Conrado served as an officer and manager in various marketing, distribution and network capacities for Motorola Solutions. He previously served as a director on the not-for-profit boards of Ascension, Chicago Red Cross, and The Chicago Field Museum. Mr. Conrado holds a master’s degree in international management from Thunderbird School of Global Management; a master’s degree in international finance from ESADE in Barcelona, Spain; and a bachelor’s degree from Texas Tech University.

Key Attributes, Experience and Skills

Mr. Conrado’s extensive background in brand marketing, strategic development and digital transformation contributed to Motorola Solutions’ success in global technology and collaborative customer efforts revolving around communication infrastructure, devices, accessories, software and services. With international experience acquired from living and working in North America, South America, and Europe, his global leadership provided the vision for Motorola Solutions to drive the change in focus from product to solution-based marketing. Mr. Conrado’s technological and digital expertise has enabled him to match strategy and implementation to business objectives. Mr. Conrado serves as a member of the Company’s Compensation and Nominating/Corporate Governance Committees.

STEPHEN E. GORMAN, age 63, has been a Director of the Company since July 2015. He is Chief Executive Officer for privately held Air Methods Corporation, the largest domestic air medical provider in the air medical market. He joined the company in August 2018, after retiring as Chief Executive Officer for Borden Dairy Co. (“Borden Dairy”), a fresh milk and value-added dairy, in July 2017. Prior to his time at Borden Dairy, Mr.  Gorman served as Executive Vice President and Chief Operating Officer for Delta Air Lines, Inc., a provider of global air transportation for passengers and cargo, from December 2007 until March 2014; Chief Executive Officer and President for Greyhound Lines, Inc. from 2003 to 2007; and President of the North America Division and Executive Vice President – Operations Support for Krispy Kreme Doughnuts, Inc. from 2001 to 2003. Other prior positions include Executive Vice President – Flight Operations & Technical Operations for Northwest Airlines Corp. and Vice President – Operations for Aviall, Inc.  Mr. Gorman currently serves on the boards of Peabody Energy Corporation (NYSE: BTU) and private equity firms ASP AMC Holdings, Inc., and ASP MSG Holdings, LLC. He formerly served on the board of Grupo Aeromexico S.A.B. de C.V., a multi-national passenger and cargo airline based in Mexico City; Greyhound Lines, Inc.; Rohn Industries, Inc.; Timco Aviation Services, Inc.; and Pinnacle Airlines Corporation as Chairman of the Board. He holds a bachelor’s degree from Eureka College and a master’s degree from Bradley University, for which he currently serves as trustee.

Key Attributes, Experience and Skills

Mr. Gorman’s leadership skills have contributed to the strategic and operational transformations of different companies in the transportation industry. His 17 years of executive transportation experience ranges from passenger bus carriage to air carriage and has been instrumental in the marketing and financial aspects of these companies’ successes. Mr. Gorman has extensive board experience, having served on eight boards, both public and private, including as the chairman of the Pinnacle Airlines board for nearly five years. Mr. Gorman serves as Chair of the Company’s Compensation Committee and is a member of the Company’s Nominating/Corporate Governance Committee.

MICHAEL P. HOGAN, age 59, has been a Director of the Company since October 2016 and a Board-designated Audit Committee Financial Expert since February 2018. Mr. Hogan is President of Tax Smart Innovation for Blucora, Inc. (“Blucora”), a provider of technology-enabled financial solutions, including wealth management and tax preparation. Prior to joining Blucora in October 2018, Mr. Hogan retired after serving as Executive Vice President – Strategic Business & Brand Development for GameStop Corporation (“GameStop”) from 2012 until February 2018. He joined GameStop in 2008 as Senior Vice President and Chief Marketing Officer.  Prior to 2008, Mr. Hogan served as a principal with Strategic Frameworking, a strategic consulting firm; Senior Vice President – Marketing for Dean Foods Company; and Vice President – International Marketing for Frito-Lay, Inc. He serves on the board of Feed the Children, a non-profit organization, and serves as Audit Committee Chair for that board. Mr. Hogan holds a bachelor’s degree from Northern Illinois University and a master’s degree from Northwestern University.

Key Attributes, Experience and Skills

During his career, Mr. Hogan has amassed a record of adding value across enterprises, applying his abilities in corporate strategy, IT, marketing, ecommerce, multi-channel and digital businesses, and corporate governance level decision-making. As Blucora’s first-ever President of Tax-Smart Innovation, he is responsible for driving the company’s cross-platform vision and strategy for innovation and identifying ways to improve customers’ financial health, with actionable steps and partners.  His expertise and guidance at GameStop included strategy and technology in the selling of digital products and mobile and consumer electronics products. Mr. Hogan serves on the Company’s Audit Committee as a designated Financial Expert.

WILLIAM M. LEGG, age 74, has been a Director of the Company since April 2002. He retired as Managing Director of Deutsche Banc Alex.Brown, an investment banking firm (“Alex.Brown”), in 2002. During his 31 years at Alex.Brown, he served as head of its Transportation Group and co-head of its Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including: Viking Freight, MS Carriers, Werner Enterprises, J.B. Hunt, Swift, Old Dominion, CH Robinson and Hub Group. Mr. Legg worked on transportation-related transactions for Deutsche Post, PepsiCo, ARA Services, Transport Development Group and ArcBest.  Mr. Legg earned a bachelor’s degree from Trinity College and a master’s degree from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.

Key Attributes, Experience and Skills

Mr. Legg brings to the Board significant investment banking experience, including finance, private equity, mergers and acquisitions, capital structures and strategic planning. His contributions to the Board include in-depth knowledge of transportation companies and industry subsets. His years in transportation-related finance bring valuable analytical transportation knowledge to the Board. Mr. Legg has experience in executive compensation, governance and director nomination matters, having previously served as Chairman of the Company’s Compensation Committee and as a member of the Nominating/Corporate Governance Committee.  He currently serves on the Company’s Audit Committee.

KATHLEEN D. MCELLIGOTT, age 63, has been a Director of the Company since July 2015. Ms. McElligott is Executive Vice President, Chief Information Officer and Chief Technology Officer of McKesson Corporation (“McKesson”), a healthcare services and information technology company based in San Francisco and the largest pharmaceutical distributor in North America. She joined McKesson in July 2015, after serving as Chief Information Officer and Vice President – Information Technology at Emerson Electric Co. from February 2010 to July 2015, and Group Chief Information Officer, Industrial Automation and Vice President for Emerson Power Transmission from October 2000 to January 2010. Prior to joining Emerson, Ms. McElligott spent 22 years with General Electric Company in multiple information systems leadership and managerial roles. Ms. McElligott is a former board president of Connections to Success, a St. Louis-based non-profit organization. She holds a bachelor’s degree from Kent State University and a master’s degree from Xavier University.

Key Attributes, Experience and Skills

Ms. McElligott brings to the Board over 35 years of experience in the areas of manufacturing, supply chain and distribution, acquisitions and divestitures, and technology. She has skills in a variety of leadership positions across three globally diverse businesses, which include experience in the areas of big data, cloud computing, and technology strategy. Ms. McElligott provides the Board with in-depth knowledge of transportation, enterprise logistics, and strategic planning. Ms. McElligott serves as Chair of the Company’s Nominating/Corporate Governance Committee and previously served as a member of the Company’s Audit Committee.

JUDY R. MCREYNOLDS, age 56, has been a Director of the Company since January 2010 and Chairman of the Board since April 2016. She has served the Company as President and Chief Executive Officer since January 2010. Prior to that, she served the Company as Senior Vice President, Chief Financial Officer and Treasurer from February 2006 through December 2009; Vice President – Controller from January 2000 through January 2006; and Controller from July 1998 through December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997. Ms. McReynolds has been a member of the Board of Directors of OGE Energy Corp. (NYSE: OGE) since July 2011 and serves as Chair of the Compensation Committee and a member of the Nominating and Governance Committee of OGE. Ms. McReynolds is also the current chair of the American Transportation Research Institute board and a member of the American Trucking Associations Board of Directors and Executive Committee. She served on the Transportation Industry Council of the Federal Reserve Bank of St. Louis from 2012 to 2018.  Ms. McReynolds is a Certified Public Accountant and holds a bachelor’s degree from the University of Oklahoma.

Key Attributes, Experience and Skills

As the only member of the Company’s senior management who serves on the Board, Ms. McReynolds provides significant industry-specific experience and unique expertise with respect to both ArcBest and its transportation and logistics subsidiaries, resulting from a 21-year tenure with the Company and 29 years of operating and financial experience in logistics and the trucking industry. Her experience as Chief Financial Officer, Certified Public Accountant, Controller, and currently as Chairman, President and Chief Executive Officer, have contributed to the Board’s insights in the areas of customer experience, strategic planning, logistics, LTL and truckload transportation, talent management, labor and pension, investment and corporate banking, financial analysis, appropriate capital structures and shareholder value.

DR. CRAIG E. PHILIP, age 65, has been a Director of the Company since August 2011. Dr. Philip joined the faculty of Vanderbilt University, a private research university, in January 2015, as Research Professor in Civil and Environmental Engineering and Director of Vanderbilt Center for Transportation Research (VECTOR). Dr. Philip is the retired chief executive officer of Ingram Barge Company, a barge company and quality marine transporter of dry cargo and one of the top chemical carriers on the river. He was President of Ingram Barge from 1994 until 1999, when he was named Chief Executive Officer. He served in that capacity until his retirement in June 2014.  Dr. Philip began his transportation career with Conrail in 1980, worked for Ingram Barge from 1982 until 1987, and briefly served as Vice President of the Intermodal Division of Southern Pacific Railroad, before returning to Ingram Barge in 1991. He has also held adjunct faculty positions at Princeton University and Vanderbilt University. In 2014, Dr. Philip was elected to membership in the National Academy of Engineering. He serves on the Marine Board of the Transportation Research Board, a unit of the National Academies of Sciences, Engineering and Medicine. Dr. Philip holds master’s and doctorate degrees from the Massachusetts Institute of Technology and a bachelor’s degree from Princeton University.

Key Attributes, Experience and Skills

Dr. Philip’s career in the marine, rail and intermodal industries spans more than 31 years. He provides the Board with a unique blend of leadership experience in various modes of freight transportation, in combination with experience in industrial marketing and strategic planning. Dr. Philip currently serves on the Company’s Compensation Committee and Nominating/Corporate Governance Committee.

STEVEN L. SPINNER, age 59, has been a Director of the Company since July 2011, serving as Lead Independent Director since April 2016. Mr. Spinner has been President and Chief Executive Officer and a member of the Board of Directors of United Natural Foods, Inc. (NASDAQ: UNFI) (“UNFI”), a U.S. independent national distributor of natural, organic and specialty foods and related products, since September 2008. He has been Chairman of the Board of UNFI since December 2016. Prior to joining UNFI in 2008, he was a Director and Chief Executive Officer of Performance Food Group Company (NYSE: PFGC) (“PFGC”) from October 2006 to May 2008 and PFGC’s President and Chief Executive Officer from May 2005 to May 2008. He was Senior Vice President and Chief Executive Officer of PFGC’s Broadline Division (“Broadline”) from February 2002 to May 2005, and Division President of Broadline from August 2001 to February 2002. Mr. Spinner holds a bachelor’s degree from Albright College.

Key Attributes, Experience and Skills

Mr. Spinner provides the insight and knowledge that comes from years of senior-level executive management, logistical experience and knowledge of network businesses. His background has given him extensive experience in the wholesale food distribution business, which includes overseeing the organic and acquisition growth of a food distribution company and directing the successful integration of the operational, organizational and technological aspects of two companies. Mr. Spinner brings valuable knowledge to the Board as an active CEO of a public company. Mr. Spinner currently serves on the Company’s Audit Committee.

JANICE E. STIPP, age 59, has been a Director of the Company since October 2012 and a Board-designated Audit Committee Financial Expert since February 2015. In May 2018, Ms. Stipp retired as Senior Vice President, Chief Financial Officer and Treasurer for Rogers Corporation, a global leader in engineered materials solutions. Prior to joining Rogers Corporation in November 2015, Ms. Stipp was Executive Vice President, Chief Financial Officer and Treasurer for Tecumseh Products Company.  She has also previously served as the Chief Financial Officer for Revstone Industries LLC; Acument Global Technologies, Inc., a Platinum Equity portfolio company; and GDX Automotive, a Cerberus Equity portfolio company.  Ms. Stipp began her career in 1981 with Lear Siegler Incorporated, working in corporate audit. From 1984 to 1999, she worked for General Motors Corp. in a variety of financial roles. Ms. Stipp currently serves on the Board of Directors of Commercial Vehicle Group, Inc. (NASDAQ: CVGI), a supplier of cab related products and systems for the global commercial vehicle market.  She is a member of CVGI’s Audit and Nominating and Governance Committees. She has previously served on the Board of Directors of Ply Gem Holdings, Inc., a building products manufacturer. She is a Certified Public Accountant and holds a bachelor’s degree from Michigan State University and a master’s degree from Wayne State University.

Key Attributes, Experience and Skills

Ms. Stipp has over 35 years of financial and accounting experience with a variety of industrial companies. For the past ten years, she has served as CFO of both public and private companies. She has a strong background in financial controls, auditing, financial management and accounting, acquisitions and treasury. She is experienced in corporate restructuring, having led turnaround efforts at several of the private equity-sponsored companies where she worked. In addition to her CFO experience, she has also held the Corporate Controller position and has held several treasury-related positions. Given her years of senior-level executive management, she has extensive experience working with boards of directors at several companies. Ms. Stipp’s financial experience brings valuable knowledge to the Company’s Audit Committee in her role as Chairman of the Audit Committee.

Governance of the Company

Board Leadership Structure

The Board has determined that a leadership structure comprised of Ms. McReynolds serving in a combined Chairman and Chief Executive Officer role and Mr. Spinner serving as the Lead Independent Director, a role tasked with significant specified duties, is in the best interests of the Company and its stockholders.

In making its decision, the Board considered Ms. McReynolds’ leadership qualities, management capability, knowledge of the Company’s business and the transportation and logistics industry, the long-term, strategic perspective she has exhibited as the President and Chief Executive Officer and her focus on growing long-term shareholder value. The Board also considered Ms. McReynolds’ long history with the Company. Ms. McReynolds joined the Company in 1997.  She has served as the President and Chief Executive Officer since 2010 and previously served as Senior Vice President–Chief Financial Officer and Treasurer from 2006 through 2009. The Board believes that serving as both Chairman and President and Chief Executive Officer enables Ms. McReynolds to more effectively and efficiently execute the Company’s strategic initiatives and respond to key business issues and risks that she encounters in daily operations.

The Board recognizes that there are a variety of viewpoints concerning a board’s optimal leadership structure and considered all viewpoints in making its decision. The Board reviewed trends in board practices, recommended best practices for corporate governance, and the board practices of the Company’s peer companies. The Board also considered the speed with which a combined Chairman and Chief Executive Officer can identify company concerns and communicate this information to other board members, and the ability of a combined Chairman and Chief Executive Officer to provide superior information to other board members given insights into the day-to-day issues faced by a company.

The Board has determined that the election of an executive Chairman should be accompanied by the election of a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. In January 2016, the Board amended the Company’s bylaws to provide that if the Chairman is not an independent Director, the independent Directors shall annually elect one of the independent Directors to serve as the Lead Independent Director. As set forth in the Company’s bylaws, the Lead Independent Director has clearly articulated and extensive authority and responsibilities relating to the Board’s governance and functions, which include (i) calling and chairing meetings of independent Directors, and setting agendas for such meetings; (ii) liaising between the independent Directors and the Chairman and communicating with the Chairman after each meeting of independent Directors to provide feedback; (iii) chairing all Board meetings where the Chairman is not present; (iv) reviewing, advising on and approving Board meeting agendas and meeting schedules; (v) being available for consultation and direct communication with stockholders, when appropriate; and (vi) participating in the annual performance evaluation of individual members of the Board and the Chief Executive Officer (in consultation with the Nominating/Corporate Governance Committee). The Lead Independent Director’s authority and responsibilities generally correspond to those performed by an independent Chairman.

In the Board’s view, Mr. Spinner possesses the characteristics and qualities necessary to fulfill the Lead Independent Director’s important role of guiding and facilitating the independent Directors’ participation in the Company’s governance. Mr. Spinner has served as an independent Director since 2011 and has a thorough understanding of the Board’s oversight role and leading corporate governance practices. The Board believes that Mr. Spinner, as Lead Independent Director, provides a meaningful balance to the executive Chairman. Supplementing the Lead Independent Director are the three standing Board committees (the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee), all members of which are independent Directors. The Audit Committee also serves as the Qualified Legal Compliance Committee.

The Company’s leadership structure includes an experienced management team, upon whose advice, reports and opinions the Board relies. Regularly scheduled management reports and presentations, based on operational, financial, legal and risk management aspects of the Company’s operations, provide vital information to the Board. The independent Directors have complete access to, and direct contact with, members of senior management. The Board also relies on the advice of counsel, accountants, executive compensation consultants, auditors, strategic planning consultants and other expert advisors.

Attendance at Meetings

The Board meets on a regularly scheduled basis six times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when Board action is required between scheduled meetings. The Board met six times during 2018. During 2018, all incumbent members of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a member.

The Nominating/Corporate Governance Committee has determined that a majority of the members of the Board are independent pursuant to applicable independence standards of the NASDAQ Stock Market (“NASDAQ”). Independent Directors are Messrs. Conrado, Gorman, Hogan, Legg, and Spinner, Dr. Philip, and Mses. Stipp and McElligott. Independent Directors met in executive session two times in 2018. Mr. Spinner, as Lead Independent Director, presided over the meetings of independent Directors.

It is the Company’s policy that all members of its Board attend each annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. All of the nine members of the Board at the time of the Company’s 2018 Annual Meeting of Stockholders attended such meeting.

Board’s Role in Risk Oversight

The Board believes that the current management structure facilitates risk oversight by combining experienced leadership with independent review by the Board and its committees. To enhance its oversight function, the Board is composed of Directors who are not employed by the Company, with the exception of Ms. McReynolds. Potential risk factors that are monitored through this structure include financial, operational, technological, disaster, environmental, cybersecurity, legal and regulatory, fraud/corruption, employment practices, executive compensation, reputational and legislative areas. Risk factors may present themselves on any of the multiple levels of the Company. Presentations are periodically made to the Board on the Company’s overall enterprise risk management program, which includes reporting on the top existing risks for the Company, emerging risks and mitigating controls or circumstances related to the risks, and separately reporting on the effectiveness of the security and back-up and contingency provisions of the Company’s information systems. The Board’s committees assist the Board in providing risk oversight, and the Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility, as further detailed in this Proxy Statement.

The Audit Committee directly oversees risk management relating to financial reporting and public disclosure and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for the oversight of general financial risk matters. The Audit Committee meets regularly with financial management, including the Chief Financial Officer, the Vice President–Controller and Chief Accounting Officer and the Vice President–Internal Audit, as well as our independent registered public accounting firm, Ernst & Young LLP (“EY”). In addition, the Audit Committee reviews the activities of the Company’s Risk Management Committee, which consists of several members of senior management, related to risk matters and risk management policies to address identified risks, as appropriate.

The Compensation Committee is responsible for oversight of risk for the Company’s compensation policies and practices for all employees. Management has evaluated the Company’s compensation policies and practices for all employees, including the Named Executive Officers (listed in “Compensation Discussion & Analysis”) and other executive officers. The evaluation included consideration of whether any of the Company’s compensation policies and practices, including incentive plans, create risks that are reasonably likely to have a material adverse effect on the Company. The primary responsibility for the Company’s evaluation was assigned to the Company’s Risk Management Committee, which includes the Vice President–Financial Services & Risk Management as its Chair and the Vice President–General Counsel and Corporate Secretary, Chief Financial Officer, Vice President–Internal Audit, Vice President–Controller and Chief Accounting Officer, Vice President–Tax, as well as other officers as its members. Based on management’s evaluation, including the specific process completed by the Company’s Risk Management Committee, management concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Management’s evaluation, including the conclusions reached by the Company’s Risk Management Committee, was discussed with the Compensation Committee.

The information used by management and the Company’s Risk Management Committee and provided to the Compensation Committee included a framework of potential risk factors for certain compensation plans and identified how the Company’s existing processes and compensation programs mitigate those risks. Mitigating factors for potential risks identified included:

•      a combination of short- and long-term compensation;

•      a combination of equity- and cash-based compensation;

•      multiple performance metrics;

•      relative performance metrics;

•      robust financial control policies and audit practices;

•      caps for potential amounts earned under annual and long-term incentive plans;

•      a clawback policy;

•      a prohibition against hedging transactions or pledging of shares;

•      multi-year vesting periods for equity awards;

•      stock ownership requirements for senior officers;

•      utilizing an independent compensation consultant to review executive incentive plans;

•      approval of performance criteria, as well as performance results by the Compensation Committee that consists of only independent Directors; and

•      review of peer groups by an independent compensation consultant and the Compensation Committee.

The most recent risk management evaluation was provided to the Compensation Committee in January 2019. Based on the information provided and the Compensation Committee’s knowledge of the compensation policies and practices of the Company, the Compensation Committee agreed with management’s conclusion that the risks arising from the Company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

The Nominating/Corporate Governance Committee is responsible for overseeing risks associated with corporate governance and reviews corporate governance matters at least once a year. In connection with this responsibility, the Nominating/Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation.

Committees of the Board

The Board has established Audit, Compensation, Nominating/Corporate Governance and Qualified Legal Compliance Committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. The current members, number of meetings held during 2018 and the functions of those committees are described below.

Audit Committee. The Audit Committee’s current members are Ms. Stipp (Chair), and Messrs. Hogan, Legg and Spinner. The Nominating/Corporate Governance Committee has reviewed the status of each of the Audit Committee members and determined that each member meets all applicable Securities and Exchange Commission (“SEC”) and NASDAQ independence standards and financial literacy requirements that apply to Audit Committee members. Ms. Stipp and Mr. Hogan are Board-designated Audit Committee Financial Experts as defined under applicable SEC and NASDAQ rules. The Audit Committee met six times during 2018. The Audit Committee Charter is posted in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

The Audit Committee assists the Board by fulfilling oversight responsibilities relating to:

•      the integrity of financial reports and related financial information provided by the Company to the public and the SEC;

•      the Company’s systems of internal controls regarding finance, accounting and compliance with policies, including ethics policies, that management and the Board have established;

•      the performance of the Company’s internal audit, accounting and financial reporting functions;

•      the Company’s risk management policies and processes to identify, monitor, and manage significant risk exposures; and

•      the Company’s compliance with legal and regulatory requirements.

Annually, as part of the Company’s proxy preparation, all Directors and executive officers who are subject to related party transaction disclosure are instructed to report in writing any such transactions to the Company; and further, they are reminded of their obligation to report to the Company any such transactions that may be planned or subsequently occur. In determining whether or not to approve or ratify a related party transaction, the Audit Committee considers all of the relevant facts and circumstances available, including (if applicable): (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related party is a director, an immediate family member of a director or an entity of which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Conduct.

Compensation Committee. The Compensation Committee is responsible for reviewing and approving executive management compensation, and has authority to make and administer employee awards under the ArcBest Corporation 2005 Ownership Incentive Plan (the “Plan”). The Compensation Committee’s current members are Messrs. Gorman (Chair) and Conrado and Dr. Philip. The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable NASDAQ independence standards, Internal Revenue Code (“IRC”) Section 162(m) outside director requirements, and non-employee director requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met five times in 2018. The Compensation Committee Charter is posted in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

The Compensation Committee has determined and reviewed the value and forms of compensation for Named Executive Officers and other officers based on the Compensation Committee members’ knowledge and experience; competitive proxy and market compensation information; periodic review and analysis from an independent compensation consultant retained by, and which reports directly to, the Compensation Committee; and management recommendations.

The Compensation Committee directly engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consulting firm in 2018. Meridian reviewed executive compensation practices, including executive compensation design issues, proxy disclosure review, market trends and technical considerations, and provided ongoing consulting assistance to the Compensation Committee throughout the year. The Compensation Committee did not direct Meridian to perform the above services in any particular manner or under any particular method. Other than executive and director compensation consulting to the Board, the Compensation Committee and the Nominating/Corporate Governance Committee, Meridian does not provide any other services to the Company.

The Compensation Committee has the final authority to hire and terminate the independent compensation consultant and evaluates the consultant periodically. The Compensation Committee also approves the fees paid to the consultant. The Compensation Committee has assessed the independence of Meridian under SEC rules and concluded that Meridian’s work for the Board, the Compensation Committee and the Nominating/Corporate Governance Committee does not raise any conflict of interest.

The Compensation Committee may not and does not delegate its authority to review and determine the forms and values of the various elements of compensation for Named Executive Officers. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved, to the extent permissible.

The Company has retained Mercer LLC (“Mercer”) to provide additional consulting services at the direction of management and to assist with management’s recommendations for selecting our peer group and executive compensation. Mercer assists management with market analysis, plan design, proxy disclosure review and review of corporate governance practices. The Company has assessed the independence of Mercer under SEC rules and concluded that Mercer’s work for management does not raise any conflict of interest.

Nominating/Corporate Governance Committee. The current members of the Nominating/Corporate Governance Committee are Ms. McElligott (Chair), Messrs. Conrado and Gorman and Dr. Philip. The Nominating/Corporate Governance Committee has determined that each member of the committee is independent, as defined in applicable NASDAQ independence standards. The Nominating/Corporate Governance Committee held four meetings in 2018. The Nominating/Corporate Governance Committee Charter is posted in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

The Nominating/Corporate Governance Committee’s responsibilities include: (i) identifying individuals believed to be qualified to become Directors and selecting and recommending to the Board for its approval the nominees to stand for election as Directors by the stockholders or, if applicable, to be appointed to fill vacancies on the Board; (ii) determining appropriate compensation for Directors; (iii) recommending any changes regarding size, structure, composition, processes and practices of the Board; (iv) reviewing the independence of Directors and assessing whether members are meeting the applicable independence standards required to serve on the various Board committees; (v) reviewing the Company’s corporate governance standards; (vi) reviewing comments from each Director concerning the Board’s performance, discussing the input with the full Board, and overseeing the full Board’s review of its performance; and (vii) making recommendations regarding succession planning for the Chief Executive Officer of the Company. The Nominating/Corporate Governance Committee directly engaged Meridian to review the value and forms of compensation for non-employee Directors.

In recommending nominees for the Board, the Nominating/Corporate Governance Committee considers any specific criteria the Board may request from time to time and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses or organizations or technical expertise that are particularly relevant to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other Directors, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues and the extent to which, in the Nominating/Corporate Governance Committee’s opinion, the candidate would be a desirable addition to the Board.

Diversity is taken into account when determining how the candidate’s qualities and attributes would complement the other Directors’ backgrounds. Type of advanced studies and certification, type of industry or aspect of transportation experience, area of corporate experience and gender, among other factors, are taken into consideration. The Nominating/Corporate Governance Committee believes that the different business and educational backgrounds of the members of the Board contribute to the overall insight necessary to evaluate matters coming before the Board. The Nominating/Corporate Governance Committee implements its policy of considering a range of candidates by including diversity aspects in its analysis of candidates’ qualifications. A listing of current Directors’ and potential candidates’ qualifications and attributes is periodically discussed in Nominating/Corporate Governance Committee meetings. In these discussions, the effectiveness of this methodology is also addressed.

There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating/Corporate Governance Committee’s perceptions about future issues and needs.

The Nominating/Corporate Governance Committee may draw upon individuals known by members of the Board, and at the Nominating/Corporate Governance Committee’s discretion, candidates recommended by management or third parties engaged by the Nominating/Corporate Governance Committee to assist it in identifying appropriate candidates.

The Nominating/Corporate Governance Committee considers any candidate for director recommended by a stockholder if submitted in accordance with the Stockholder Director Nomination Procedure set forth below. The Nominating/Corporate Governance Committee considers the same factors when considering a stockholder-recommended candidate as it does when considering other candidates.

The Nominating/Corporate Governance Committee considers director candidates submitted by stockholders that follow the procedure set forth in the following Stockholder Director Nomination Procedure, in accordance with the Company’s bylaws:

Any stockholder entitled to vote at an annual meeting of stockholders and intending to recommend candidate(s) for nomination for director at that meeting must submit a written stockholder notice to the Company. The information required to be included in a stockholder notice nominating a candidate for the Board is set forth in detail in the Company’s bylaws and includes, among other things, the following information: (1) as to the stockholder giving the notice and each Stockholder Associated Person (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, and (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies relating to the election of directors in a contested election; and (2) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to such person required to be disclosed in a proxy statement relating to the election of directors in a contested election, (b) such person’s written consent to being named in the proxy statement and to serving as a director if elected, and (c) a description of all direct and indirect compensation and other material monetary agreements during the past three years between the stockholder and Stockholder Associated Person and their affiliates and the proposed nominee and his or her affiliates. “Stockholder Associated Person” of any stockholder means (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in the foregoing clause (i); and (iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

Additionally, for a candidate to be eligible to be a nominee for election as director, the candidate must deliver to the Corporate Secretary a written response to a questionnaire with respect to the candidate’s background and qualifications and a written representation and agreement. Such stockholder notice and candidate questionnaire and representation and agreement must be received by the Corporate Secretary at 8401 McClure Drive, Fort Smith, Arkansas 72916 not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Please see “Procedure for Submitting Stockholder Proposals for 2020 Annual Meeting” on page 68.  For additional information regarding the required information in the stockholder notice and the candidate’s questionnaire and representation and agreement, please see the Company’s bylaws or contact the Corporate Secretary’s office at info@arcb.com or at 479-785-6000.

Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee is responsible for confidentially receiving, retaining and considering any report pursuant to SEC Rule 205 by an attorney representing the Company. The Audit Committee serves as the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee Charter is posted in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

Code of Conduct and Corporate Governance Guidelines

The Board has adopted a Code of Conduct and Corporate Governance Guidelines. The full text of the Code of Conduct is posted in the Investors section of the Company’s website, www.arcb.com.

The Company’s Code of Conduct applies to all of its Directors, officers (including the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, and any person performing similar functions) and employees. The Company intends to post on its website any amendment to, or waiver from, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller or persons performing similar functions and that relates to any of the following elements of the Code of Conduct: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the Code of Conduct.

Acting on the recommendation of the Nominating/Corporate Governance Committee, the Board developed and adopted the Corporate Governance Guidelines to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. The Corporate Governance Guidelines generally address such matters as, among others, the composition of the Board, including independence standards; the selection, term and expectations for Directors; the conduct of meetings and executive sessions; and the composition and primary objectives of the Board’s committees in fulfilling their respective roles in the areas of management succession, executive compensation and board compensation.

Director Compensation

The Nominating/Corporate Governance Committee is responsible for reviewing and awarding compensation to the non-employee Directors. The Nominating/Corporate Governance Committee sets the levels and forms of non-employee Director compensation based on its experience, review of the compensation paid to directors of comparable publicly traded companies and the advice of Meridian, its independent compensation consultant. The Nominating/Corporate Governance Committee uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.

Cash Compensation

In early 2018, Meridian conducted a review of director compensation, covering compensation paid to directors of the Company’s executive compensation peer group as well as compensation paid to directors of similarly sized general industry companies. Following this review, the Nominating/Corporate Governance Committee approved increases to the annual retainer for Committee chairs effective for 2018. The following chart shows the standard cash compensation arrangement for fiscal years 2017 and 2018, respectively.

Annual Retainers (paid in monthly installments)	2017	2018
Members	$80,000	$80,000
Lead Independent Director	$25,000	$25,000
Audit Committee Chair	$15,000	$20,000
Compensation Committee Chair	$12,000	$15,000
Nominating/Corporate Governance Committee Chair	$8,000	$10,000

Retainers are cumulative, i.e., each non-employee Director receives a “Member Retainer” plus the appropriate retainer fee for any other positions he or she holds.

Equity-Based Awards

The policy for granting equity awards states that the Nominating/Corporate Governance Committee is responsible for granting all equity compensation to non-employee Directors. Under the terms of this policy, the effective date of an equity award will be five business days following the Company’s applicable quarterly earnings release, unless a different date is approved by the Board. In 2018, the effective date was delayed until after ratification of the ABF National Master Freight Agreement, as approved by the Board. The number of restricted stock units (“RSUs”) awarded is determined by dividing the grant value by the closing stock price on the date of grant. In 2018, the target grant value for non-employee Directors was increased from $100,000 to $110,000 to better align with peer group award values.

RSU awards granted to non-employee Directors vest one year from the date of grant. All of the RSU awards are subject to accelerated vesting due to death, disability or change in control of the Company. Accelerated vesting for RSUs also occurs upon attainment of normal retirement eligibility (i.e., age 65 with five years of service as a Director). Mr. Legg and Dr. Philip are currently eligible for normal retirement. Upon attainment of early retirement eligibility (i.e., three years of service as a Director), a Director is eligible for accelerated vesting of a pro rata number of shares based on the number of whole months since the award date. Messrs. Gorman and Spinner and Mses. McElligott and Stipp are currently eligible for early retirement. Messrs. Conrado and Hogan are not currently eligible for early retirement. Vested RSU awards are paid in shares on the earlier to occur of (i) the normal vesting date applicable to the award, or (ii) the Director’s termination of service with the Company unless deferred under the provisions of the Plan.

Stock Ownership Policy. The Nominating/Corporate Governance Committee believes that the Directors of the Company should maintain a level of equity holdings in the Company that will further align the interests of Directors with the Company’s stockholders. The Board adopted a Stock Ownership Policy requiring Directors to own shares equal to six times their annual retainer. A Director is not permitted to sell any shares of Company stock (except to pay the taxes generated as a result of equity grants) until he or she satisfies the stock ownership requirement. Restricted stock, RSUs and stock owned outright count toward the Company’s Stock Ownership Policy requirements.

The Nominating/Corporate Governance Committee monitors ownership levels annually. As of the review completed in 2018, all of the Directors have met their ownership requirements except for the four Directors who joined the Board in 2015 and 2016, who are in compliance with our prohibition on selling shares until they meet the requirement.

Clawback Policy. The Nominating/Corporate Governance Committee has implemented a policy for the “clawback” of any equity awards granted to a Director whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board will, to the full extent permitted by governing law, in appropriate cases, effect the cancellation of unvested RSU or deferred stock awards previously granted to the Director if (a) the amount of the equity award was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement, (b) the Director engaged in intentional misconduct that caused or partially caused the need for the restatement and (c) the amount of the equity award that would have been awarded to the Director had the results been properly reported would have been lower than the amount actually awarded. Because currently outstanding RSUs were awarded based on a stated value as determined by the Committee, rather than financial performance conditions, they would not be subject to clawback in the event of a financial restatement.

2018 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2018.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2, 3)	All Other Compensation	Total
Eduardo F. Conrado	$80,000	$109,032	$–	$189,032
Stephen E. Gorman(4)	95,000	109,032	–	204,032
Michael P. Hogan	80,000	109,032	–	189,032
William M. Legg	80,000	109,032	–	189,032
Kathleen D. McElligott(4)	90,000	109,032	–	199,032
Craig E. Philip	80,000	109,032	–	189,032
Steven L. Spinner(4)	105,000	109,032	–	214,032
Janice E. Stipp(4)	100,000	109,032	–	209,032

(1)          Judy R. McReynolds, the Chairman, President and Chief Executive Officer of the Company, is not included in this table since she is an employee of the Company and thus received no compensation for her service as a Director. The compensation received by Ms. McReynolds as an officer of the Company is shown in the Summary Compensation Table on page 40.

(2)          Reflects the aggregate grant date fair value of RSU awards made during 2018 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) determined without regard to estimated forfeitures and adjusted for present value of dividends (to reflect that dividend equivalents are not paid with respect to RSU awards). Messrs. Conrado, Gorman, Hogan, Legg, and Spinner, Dr. Philip and Mses. McElligott and Stipp received an award of 2,400 RSUs under the Plan on August 1, 2018 (computed using the grant date fair value of $45.43 per share on such date). No dividends or dividend equivalents are paid to non-employee Directors on RSUs granted after December 31, 2014.  See Note K to the consolidated financial statements in the Company’s 2018 Annual Report for additional detail on share-based compensation.

(3)          As of December 31, 2018, each non-employee Director had the following aggregate number of RSUs outstanding, although only the value of the 2018 RSU award is provided in the Stock Awards column, above.

Name	Vested but Subject to Transfer Restrictions	Unvested	Total RSUs Outstanding
Eduardo F. Conrado(i)	5,000	2,400	7,400
Stephen E. Gorman	800	1,600	2,400
Michael P. Hogan(i)	5,000	2,400	7,400
William M. Legg	2,400	–	2,400
Kathleen D. McElligott	800	1,600	2,400
Craig E. Philip	2,400	–	2,400
Steven L. Spinner	800	1,600	2,400
Janice E. Stipp	800	1,600	2,400

(i)  The balance in the Vested but Subject to Transfer Restrictions column for each of Messrs. Conrado and Hogan includes 5,000 shares deferred under the terms of the equity plan from their 2017 RSU award.

(4)          Lead Independent Director: Mr. Spinner. Committee Chairpersons: Ms. Stipp, Audit Committee and Qualified Legal Compliance Committee; Mr. Gorman, Compensation Committee; and Ms. McElligott, Nominating/Corporate Governance Committee.

Principal Stockholders and Management Ownership

The following table sets forth certain information concerning beneficial ownership of the Common Stock as of March 4, 2019 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each officer who is listed in the Summary Compensation Table (collectively the “Named Executive Officers”) and each director and director nominee; and (iii) all directors and executive officers as a group.

Unless otherwise indicated, to the Company’s knowledge, the persons included in the table below have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes RSUs that are (i) scheduled to vest within 60 days after March 4, 2019, (ii) vested but deferred (and payable on a separation from service with the Company), or (iii) vested but unsettled due to the Director’s or officer’s eligibility for either normal retirement or early retirement pursuant to the award agreement under which the award was granted. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On March 4, 2019, there were 25,538,294 shares of Common Stock outstanding.

		Shares	Percentage
		Beneficially	of Shares
		Owned	Outstanding
(i) Name / Address
BlackRock, Inc.(1)		3,728,659	14.60%
55 East 52nd Street, New York, NY 10055
The Vanguard Group, Inc.(2)		3,461,747	13.56%
100 Vanguard Boulevard, Malvern, PA 19355
Dimensional Fund Advisors LP(3)		2,162,702	8.47%
Building One, 6300 Bee Cave Road, Austin, TX 78746
JPMorgan Chase & Co.(4)		1,447,850	5.67%
270 Park Avenue, New York, NY 10017
(ii) Name	Position
Judy R. McReynolds(5, 6)	Chairman, President and CEO (also a Director Nominee)	113,456	*
Eduardo F. Conrado(5)	Director (also a Director Nominee)	8,600	*
Stephen E. Gorman(5)	Director (also a Director Nominee)	14,800	*
Michael P. Hogan(5)	Director (also a Director Nominee)	8,600	*
William M. Legg(5)	Director (also a Director Nominee)	28,600	*
Kathleen D. McElligott(5)	Director (also a Director Nominee)	14,800	*
Craig E. Philip(5)	Director (also a Director Nominee)	31,300	*
Steven L. Spinner(5)	Director (also a Director Nominee)	26,500	*
Janice E. Stipp(5)	Director (also a Director Nominee)	22,000	*
David R. Cobb(5)	Chief Financial Officer	31,800	*
Jim A. Ingram(5)	Chief Operating Officer, Asset-Light Logistics	5,019	*
Michael E. Newcity (5)	Senior Vice President–Chief Innovation Officer and ArcBest Technologies President	4,538	*
Timothy D. Thorne(5, 7)	ABF Freight President	35,322	*

(iii) All Current Directors and Executive Officers as a Group (20 total)(8)		389,732	1.52%
*Less than 1%

(1)     Based on information contained in Amendment No. 10 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 24, 2019, BlackRock, Inc. has sole voting power with respect to 3,665,252 shares of Common Stock and sole dispositive power with respect to 3,728,659 shares.

(2)     Based on information contained in Amendment No. 8 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 11, 2019, The Vanguard Group, Inc. has sole voting power with respect to 29,509 shares of Common Stock, shared voting power with respect to 4,400 shares, sole dispositive power with respect to 3,431,105 shares and shared dispositive power with respect to 30,642 shares.

(3)     Based on information contained in Amendment No. 10 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 8, 2019, Dimensional Fund Advisors LP has sole voting power with respect to 2,084,323 shares of Common Stock and sole dispositive power with respect to 2,162,702 shares.

(4)               Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC by JPMorgan Chase & Co. on January 16, 2019, JPMorgan Chase & Co. has sole voting power with respect to 1,268,226 shares of Common Stock and sole dispositive power with respect to 1,441,750 shares.

(5)               Includes RSUs that are (i) scheduled to vest within 60 days after March 4, 2019, (ii) vested but deferred (and payable on a separation from service with the Company), or (iii) vested but unsettled due to the Director’s or Named Executive Officer’s eligibility for either normal retirement or early retirement pursuant to the award agreement under which the award was granted as follows:

As of March 4, 2019

McReynolds	50,003
Conrado	5,000
Gorman	1,800
Hogan	5,000
Legg	2,400
McElligott	1,800
Philip	2,400
Spinner	1,800
Stipp	1,800
Cobb	–
Ingram	–
Newcity	–
Thorne	23,693

(6)               Includes 63,453 shares of Common Stock held by the McReynolds 2005 Joint Trust, of which Ms. McReynolds is co-trustee.

(7)               Includes 104 shares held by Mr. Thorne in the ArcBest 401(k) and DC Retirement Plan.

(8)               Includes 123,753 RSUs that will vest in 60 days; are vested but deferred (and payable on a separation from service with the Company); or are vested but unsettled either due to the Director’s or officer’s eligibility for normal retirement or early retirement pursuant to the terms of the Company’s Plan.

Executive Officers of the Company

The following information sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company and its subsidiary, ABF Freight System, Inc. (“ABF Freight”). The executive officers, including the Named Executive Officers, serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see “Principal Stockholders and Management Ownership” on page 20. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

JUDY R. MCREYNOLDS, age 56, is Chairman, President and Chief Executive Officer and a Director of the Company. See previous description under “Directors of the Company.”

DENNIS L. ANDERSON II, age 38, has been Chief Customer Experience Officer since January 2017 and was Vice President – Strategy for the Company from February 2014 through December 2016. Prior to that, Mr. Anderson served as Director of Strategy from June 2011 through January 2014. For ABF Freight, he was Senior Pricing Analyst from January 2007 through April 2010 and Manager of Pricing from May 2010 until June 2011. He holds a bachelor’s degree in industrial engineering from the University of Arkansas.

DAVID R. COBB, age 53, has been Chief Financial Officer since January 2015. He previously served as Vice President and Controller for the Company from May 2006 through December 2014, and Chief Accounting Officer for the Company from January 2010 through December 2014. Mr. Cobb was employed by Smith International, Inc., a publicly traded international oilfield service company acquired by Schlumberger Limited, as Vice President and Controller from 2002 to April 2006. He was employed by Kent Electronics Corporation, a publicly traded specialty electronics distributor and network integrator, from 1995 to 2001 and Price Waterhouse, a predecessor of PricewaterhouseCoopers LLP, from 1988 to 1994. Mr. Cobb is a Certified Public Accountant and has served publicly traded companies since 1988. Mr. Cobb holds a bachelor’s degree in accounting from Abilene Christian University.

DAVE DARTER, age 63, has been the Company’s Chief Sales Officer since January 2017. For ABF Freight, Mr. Darter served as Vice President – Sales & Marketing from November through December of 2016 and Vice President – Corporate Sales from July 2016 through October 2016. He served as Regional Vice President of Sales for ABF Freight from July 1997 through July 2016. He holds a bachelor’s degree in sociology from Arkansas Tech University.

ERIN K. GATTIS, age 45, has been Chief Human Resources Officer for the Company since July 2016. She previously served as the Company’s Vice President – Human Resources from October 2011 through June 2016 and Chief of Staff from January 2010 through September 2011. Prior to the chief of staff departmental director position, Ms. Gattis served as Manager of Retirement Services & Executive Compensation from August 2006 through December 2009. She joined the Company in 1999 and between 1999 and 2006 worked for both the Company and ABF Freight as a Retirement Specialist, Benefits Analyst, Supervisor of Executive Compensation and Manager of Executive Compensation. She holds a bachelor’s degree in economics and finance from Arkansas Tech University. Ms. Gattis has a Senior Professional in Human Resources (SPHR) and SHRM–SCP certification.

JIM A. INGRAM, age 51, has been Chief Operating Officer – Asset-Light Logistics for the Company since January 2017 and was President of the Company’s subsidiary ABF Logistics from August 2013 through December 2016. He was Senior Vice President – Strategy from November 2011 through January 2014, Vice President – Strategic Development from April 2010 through October 2011, and Vice President – Market Development from January 2008 to April 2010. Prior to 2008, Mr. Ingram served as Vice President – Market Development for ABF Freight from February 2006 through December 2007, and from January 2000 through January 2006, he was ABF Freight’s Director – Quotation Services. Between January 1990 and December 1999, he held positions in ABF Freight’s Pricing Department. Mr. Ingram holds a bachelor’s degree in industrial engineering and a master’s degree from the University of Arkansas.

MICHAEL R. JOHNS, age 60, has been the Company’s Vice President – General Counsel and Corporate Secretary since April 2007. From 1991 to 2007, he was a partner in the law firm of Dover Dixon Horne PLLC in Little Rock, Arkansas. Mr. Johns was a practicing attorney in two other Little Rock law firms for seven years, including Rose Law Firm, prior to 1991. Mr. Johns is a member of the American Bar Association, Sebastian County Bar Association and Arkansas Society of Certified Public Accountants. Mr. Johns is a Certified Public Accountant and holds a bachelor’s degree from the University of Arkansas and a law degree from Southern Methodist University.

STEVEN LEONARD, age 44, has been Vice President – Customer Solutions for ArcBest since January 2017. Mr. Leonard previously served as Vice President – Global Forwarding for the Company’s subsidiary, Panther Premium Logistics®, from November 2014 through  December 2016. Mr. Leonard joined the Company in 2001 as a quotation analyst for ArcBest brand U-Pack®, and has held positions that include Manager of Quotation Services, Manager of TimeKeeper Pricing, Director of Strategic Planning and Divisional Vice President. He holds a bachelor’s degree in business administration from the University of Arkansas.

DANIEL E. LOE, age 44, has been Chief Yield Officer since January 2017 and was Vice President – Enterprise Customer Solutions for the Company from May 2014 through December 2016. From 2010 through April 2014, Mr. Loe served as Vice President – Yield Management for ABF Freight. He also served ABF Freight as Director of Marketing & Public Relations from 2004 to 2010, and Senior Pricing Analyst from 2000 to 2004. Mr. Loe joined the Company in 1997, working as an analyst in the Pricing Department prior to his promotion to Senior Pricing Analyst in 2000. He holds a bachelor’s degree in industrial engineering from the University of Arkansas.

MICHAEL E. NEWCITY, age 49, has been Senior Vice President – Chief Innovation Officer for the Company, and President of the Company’s subsidiary ArcBest Technologies, Inc., since January 2015. He previously served the Company as Chief Financial Officer and Chief Information Officer from August 2013 through December 2014, Vice President – Chief Financial Officer from June 2010 through July 2013, and Director – Economic Analysis from November 2007 through May 2010. Prior to that he had served as Director – E-Systems & Emerging Technologies for ABF Freight from November 2005 through October 2007. From January 2000 through October 2005, Mr. Newcity held several managerial positions with ABF Freight that spanned marketing, information technology and business development. He began his career with the Company in 1993 at its subsidiary, ArcBest Technologies, Inc., leading the Company’s e-commerce development initiatives through December 1999. Mr. Newcity holds a bachelor’s degree in computer information systems from the University of Arkansas and a master’s degree from the Walton College at the University of Arkansas.

TRACI L. SOWERSBY, age 49, has been Vice President – Controller and Chief Accounting Officer since April 2015. Prior to joining the Company, Ms. Sowersby spent 17 years with Ernst & Young LLP, where she most recently served as Executive Director in the firm’s Phoenix office. Ms. Sowersby’s service for Ernst & Young LLP included roles from Audit/Assurance Staff through Executive Director, providing expertise in the areas of technical accounting, internal controls and financial reporting. She holds a bachelor’s degree in accounting from Indiana University–Purdue University of Fort Wayne. Ms. Sowersby is a Certified Public Accountant and has served in the United States Army Reserves.

TIMOTHY D. THORNE, age 57, has been President of ABF Freight since October 2014. Mr. Thorne has served ABF Freight in many capacities, including Vice President – Linehaul Operations from April 2013 to October 2014 and Regional Vice President of Operations in the Midvale, Utah and Reno, Nevada regional offices from May 2006 through March 2013. Mr. Thorne worked as Service Center Manager at four ABF Freight service centers from May 1993 through April 2006, including Florence and Decatur, Alabama; Nashville, Tennessee; and Carlisle, Pennsylvania. He joined ABF Freight as a Supervisor Assistant at the Orlando, Florida service center in 1990, working in that position until serving as Sales Representative at the same service center from June 1992 to May 1993. Mr. Thorne holds a bachelor’s degree in business administration from the University of Oklahoma and a master’s degree from the University of North Alabama. He has also served as a captain in the United States Army.

Compensation Discussion & Analysis

The purpose of this Compensation Discussion & Analysis (“CD&A”) is to provide an overview and analysis of (i) our executive compensation programs; (ii) material compensation changes made during the year for Named Executive Officers; and (iii) the process for review and decision-making for the executive compensation programs. The Compensation Committee (the “Committee”) of the Board of Directors determines the compensation and reviews, approves and oversees the administration of plans and programs for our Named Executive Officers. This discussion should be read in conjunction with the Summary Compensation Table (including the related tables and narrative disclosures) on page 40.

The Named Executive Officers for 2018 are listed below:

Named Executive Officer	Title

Judy R. McReynolds	ArcBest Chairman, President and Chief Executive Officer
Timothy D. Thorne	ABF Freight President
David R. Cobb	ArcBest Chief Financial Officer
Jim A. Ingram	ArcBest Chief Operating Officer, Asset-Light Logistics
Michael E. Newcity	ArcBest Senior Vice President–Chief Innovation Officer and ArcBest Technologies President

Executive Summary

Our Company

ArcBest® is a leading logistics company with creative problem solvers who deliver integrated solutions. For more than 95 years, we have provided innovative approaches to our customers’ logistics challenges.

Our history dates back to 1923, when local freight hauler, OK Transfer, began operating in and around the Fort Smith, Arkansas, area. Fast-forward to today, and ArcBest has become a leading logistics provider that offers supply chain solutions across the globe.

From international shipping to final mile and everything in between, customers count on us to deliver. With unique access to capacity through our less-than-truckload carrier ABF Freight®, ground expedite shipping through Panther Premium Logistics® and a nationwide network of transportation providers, we offer what others can’t. And it doesn’t stop there. Other services include fleet maintenance and repair services offered through FleetNet America® and household moving through U-Pack®.

We’re a company that believes in delivering more than standard service. Our team of experienced professionals is committed to taking the complexity out of supply chain challenges – saying “yes” when others say “no.” Whatever our customers need, we offer customized solutions and a dedicated partnership to make it happen.

We’re constantly listening to our customers and seeking solutions to make it easier for them to do business. Where others may see straightforward shipments, we see opportunities for optimization. Instead of business as usual, we aim for business improvement. When customers partner with us, we get to know the things that make their company unique, and we work hard to help them succeed.

That’s why we’re More Than LogisticsSM.

Company Performance

The table below summarizes our key 2018 and 2017 financial results.

2018 and 2017 Financial Highlights
	2018	2017	Change %
Revenue	$3.094 billion	$2.826 billion	+9.5%
Operating income(1)	$109.098 million	$61.348 million	+77.8%
Net income	$67.262 million	$59.726 million	+12.6%
Earnings per diluted share	$2.51	$2.25	+11.6%
Stock price(2)	$34.26	$35.75	-4.2%
Operating ratio(1)	96.5%	97.8%	1.3% improvement

(1)   Effective January 1, 2018, the Company retrospectively adopted an amendment to Accounting Standards Codification Topic 715, Compensation – Retirement Benefits, and reclassed certain components of net periodic benefit cost related to pension and other postretirement benefits from operating expenses to other income (costs) within the consolidated financial statements. Therefore, these costs are no longer classified within operating income or reflected in the operating ratio for 2018 and 2017 in this table.  As a result of the reclassification, operating income for 2017 was adjusted from $53.510 million to $61.348 million, and our operating ratio for 2017 was adjusted from 98.1% to 97.8%.  The adoption of this accounting policy is discussed in Note B to the consolidated financial statements included in Part II, Item 8 of our 2018 Annual Report on Form 10-K.

(2)          As of December 31, 2018 and 2017, respectively.

Consolidated revenues increased 9.5% in 2018, compared to 2017, passing the $3 billion mark for the first time. A strong U.S. economy along with focused account management and pricing initiatives resulted in solid revenue growth and better account profitability. Consolidated operating income increased $47.8 million in 2018, compared to 2017, reflecting higher revenues and favorable results from yield improvement initiatives. Net income and diluted earnings per share increased due to operating income improvement in 2018, compared to 2017. The 1.3% improvement in our operating ratio, which is expressed as a percentage of revenues, reflects the positive effects of our yield initiatives combined with diligent cost management in line with business levels.

Executive Compensation Relative to Company Performance

While Company revenue improved by 9.5%, operating income improved by 77.8%, resulting in an increase in total cash compensation for our Named Executive Officers in 2018.

Annual Incentive Compensation:  For 2018, the annual cash incentive was based on operating income and Return on Capital Employed (“ROCE”). Strong Company performance against pre-established plan goals resulted in a maximum payout of 250% of the target incentive opportunity, as outlined further in “Annual Cash Incentive Compensation,” beginning on page 32.

Long-Term Incentive Compensation:  The 2016-2018 cash long-term incentive compensation plan was based on Total Shareholder Return (“TSR”) compared to our peer group and pre-established ROCE goals. Actual Company performance generated a payout of 133% of the target incentive opportunity under the 2016-2018 plan, as outlined further in “Long-Term Compensation” and “Cash Long-Term Incentive Compensation,” beginning on page 34.

Consistent with our historical pay-for-performance philosophy, a cash long-term incentive award opportunity for 2018-2020 was granted in February 2018, including metrics of ROCE and TSR similar to the grants for 2016-2018 and 2017-2019. In addition, an RSU award was granted to each Named Executive Officer in 2018 to further link Named Executive Officer compensation with stock price performance and stockholder interests, as outlined further in “Equity Long-Term Incentive Compensation” on page 36.

Key Compensation and Governance Policies

The Committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our stockholders. Some of our key policies are summarized below:

What We Do:

•                  We tie pay to performance. The majority of executive pay is variable.

•      Long-term compensation is subject to extended vesting requirements (five years for RSUs awarded prior to 2018, four years for RSUs awarded in 2018, and three years for the cash long-term incentive compensation plan).

•                  We maintain significant stock ownership requirements for our Named Executive Officers.

•                  We have a clawback policy.

•                  We conduct annual risk assessments of our compensation plans.

•                  We have an independent Compensation Committee.

•                  The Compensation Committee has an independent compensation consultant.

What We Don’t Do:

•                  We do not provide tax gross-up payments for any amounts considered excess parachute payments.

•                  We do not have single-trigger payments upon a change in control for our Named Executive Officers.

•                  We do not permit the repricing of stock options without prior shareholder approval, except in connection with a transaction.

•                  We do not provide excessive perquisites to our Named Executive Officers.

•                  We do not permit hedging or pledging of Company stock.

•                   We do not have employment agreements with our Named Executive Officers that provide for guaranteed compensation over multiple years.

Compensation Philosophy and Objectives

The primary objectives of the Company’s executive compensation program are to:

•                  attract and retain highly qualified executives;

•                  motivate the Company’s leaders to work together as a team to deliver superior business performance;

•      encourage balance between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time; and

•      ensure that the interests and risk tolerance of the Company’s leaders are closely aligned with those of the Company’s stockholders.

As discussed in the sections that follow, the Company uses a variety of compensation vehicles to reflect its compensation philosophy and meet its objectives. The Company does not establish a targeted mix of weightings between the various components. Both internal and external influences on our compensation program fluctuate periodically, and the Company believes that it is in the best interest of the Company, the Company’s stockholders, as well as the Named Executive Officers, to provide the Committee with the flexibility to design a compensation program appropriate to the current market environment and the Company’s goals.

Experience, scope and complexity of the position, current objectives and responsibilities, internal equity, retention needs, relative compensation of the peer group, and the executive’s performance in his or her role are all important factors used to determine the compensation of the Company’s executives.

Each Named Executive Officer is a long-term employee of the Company with tenure ranging from 12 to 29 years, resulting in a group that is very knowledgeable about the Company and the transportation industry. This knowledge is extremely valuable to both the Company and our stockholders and makes members of our management desired targets for recruitment by other transportation companies. Our compensation program is designed to retain and secure the continued leadership of our existing managerial talent as well as attract future leaders for the Company.

2018 Variable vs. Fixed Compensation

One of the primary considerations in implementing our compensation philosophy and objectives is striking the proper balance between fixed and variable compensation. Fixed compensation ensures that the executive receives a minimum level of compensation irrespective of Company performance, which is important for retention and risk reduction. Variable compensation ties the executive’s compensation to Company performance, aligning the executive’s interests with those of the Company’s stockholders. The following charts show the significant portion of the Named Executive Officers’ 2018 target compensation that was variable and based on either reaching certain performance goals or the value of the Company’s Common Stock.

Pay for Performance

In addition to being designed to attract and retain effective management, our compensation program also provides a strong relationship between pay and Company performance. The following chart illustrates how the total cash incentive paid to a Named Executive Officer in a given year has tracked the Company’s operating income. Correlating cash incentive payments to improvements in operating income reinforces the Company’s emphasis on profitable growth.

Response to 2018 Say on Pay Vote

In 2018, the Company held its eighth annual stockholder advisory vote on the compensation paid to our Named Executive Officers, with approximately 96% support. The Committee considered this support expressed by stockholders as well as many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A. These factors include the Committee’s assessment of the alignment of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data from a select group of peers. Based on these considerations, the Committee did not make any changes to our executive compensation program, policies or pay levels as a result of the 2018 “say on pay” advisory vote.

Roles and Responsibilities in Determining Executive Compensation

The Committee is responsible for overseeing and approving compensation levels and incentive plans for the Named Executive Officers. The Committee approves salary levels, incentive plan performance metrics, performance goals, target and maximum payouts, equity awards and the peer group used for benchmarking. The Committee also evaluates the need for, and the provisions of, severance arrangements for the Named Executive Officers. As a part of its responsibilities, the Committee also reviews risks associated with compensation plans.

The Committee retains an independent consultant, Meridian, to assist with the evaluation of compensation programs and award levels, to provide updates to the Committee on trends and issues related to executive compensation, and to review executive compensation related proxy disclosures. Meridian also participates in Committee meetings, as requested by the Committee, and reviews Committee materials. See “Committees of the Board–Compensation Committee” for more information regarding the Committee’s independent consultant.

The Company has retained Mercer to provide additional consulting services at the direction of management and to assist with management’s recommendations for our peer group and executive compensation. Mercer assists management with market analysis, plan design, proxy disclosure review, and review of corporate governance practices. At the Company’s request, Mercer conducted a compensation review for Named Executive Officers in July 2017.

From time to time, at the Committee’s request, the Company’s Chairman, President and Chief Executive Officer, Vice President–General Counsel and Corporate Secretary, Chief Financial Officer and Chief Human Resources Officer provide analysis and recommendations to the Committee on compensation issues.

At certain meetings, the Chairman, President and Chief Executive Officer presents pay recommendations to the Committee for her direct reports. The Chairman, President and Chief Executive Officer does not make recommendations on her own compensation. Some or all of the previously listed individuals are routinely invited by the Committee to attend Committee meetings in order to provide information relating to matters the Committee is considering. None of the previously listed individuals participates in discussions concerning his or her own pay or attends Committee executive sessions, except to the extent requested by the Committee.

Management formulates its recommendations with assistance from Mercer. The Committee considers management recommendations and discusses proposals with Meridian before making decisions on compensation to be provided to the executives. The Committee feels these discussions provide valuable insight in making compensation decisions; however, the Committee alone approves all pay decisions for the Named Executive Officers.

Determining Appropriate Pay Levels and Linkage to Objectives

The Committee evaluates Named Executive Officers’ compensation by analyzing two general categories: (i) short-term cash compensation and (ii) long-term incentive compensation.

Short-Term Cash Compensation						Long-Term Incentive Compensation
Base Salary	+	Annual Cash Incentive (1-Yr. Financial Goals)	=	Total Short-Term Cash Compensation	+	Cash Long-Term Incentive (3-Yr. Financial & Market Goals)	+	Equity Awards (4-Yr. vesting)	=	Total Direct Compensation

Although the Committee also reviews retirement, perquisites and other benefits such as the 401(k) plan and health and welfare benefits, these benefits are not referenced against market data or used in determining direct compensation levels. These benefits are more fully described in the “Retirement and Other Benefits” and the “Perquisites” sections of this CD&A.

The Committee compares our compensation levels with the compensation levels of executives at similar peer entities in our industry to determine whether the Company is providing competitive compensation within the market in which we compete for qualified executives. For base salary, the Company targets the 50th percentile of the market (i.e., the peer group described below) for Named Executive Officers. Annual incentives are designed to deliver total annual compensation (salary plus annual incentives) exceeding the 50th percentile of the market only when the Company performs above target performance levels, which are approved by the Committee. Total direct compensation, including base salary, annual incentives, long-term cash incentives and equity awards, is also designed to be above the 50th percentile of the market only when the Company performs above target performance levels and to fall below the 50th percentile when the Company performs below target performance levels. Although the Committee considers these targets, compensation for each executive may vary from the targets based on the executive’s experience, the scope and complexity of the position, current objectives and responsibilities, internal equity, the executive’s performance in his or her role and retention needs.

Due to the strong performance orientation of the annual cash incentive, as discussed on page 32, and the long-term cash incentives, as described on page 34, the Committee is satisfied that above-median total cash and total direct compensation will only be awarded when the Company performs above market levels. In setting performance goals for the annual and long-term incentive plans, the Committee references the historical ROCE of the S&P 500 companies. The S&P 500 is an appropriate performance benchmark because it is a broad-based group of companies in leading industries in the United States. The S&P 500 reflects the risk and return characteristics of the broader market on an on-going basis. While the S&P 500 includes companies that are primarily larger than the Company, the performance of these companies reflects stable, well-managed organizations. Performance at or above the level of the S&P 500 companies is considered acceptable performance by the Committee and management and worthy of performance-based incentive payments. In addition, for long-term incentives, the Company uses TSR relative to the below listed peer group to more directly align the cash long-term incentive plan with above-market shareholder value creation.

Peer Group. Each year, the Committee, with input from Meridian, reviews the current peer group using criteria such as market capitalization and revenues. Management also makes recommendations for our peer group, with input from Mercer. The peer group is designed to be composed of the companies with which we compete in the transportation and logistics industry and for executive talent. The Committee uses the peer group to analyze market compensation rates for Named Executive Officers and as the performance peer group for the TSR component of the cash long-term incentive plan. Following the Committee’s review, the Committee determined that no changes to the peer group were warranted in 2018. Our peer group for 2018 is provided in the table below.

Company Name	Revenue in 2018 ($ millions)
ArcBest Corporation	$ 3,094
Echo Global Logistics, Inc.	2,440
Forward Air Corporation	1,321
Hub Group, Inc.	3,684
J.B. Hunt Transport Services, Inc.	8,615
Knight-Swift Transportation Holdings, Inc.	5,344
Landstar System, Inc.	4,615
Old Dominion Freight Line, Inc.	4,044
Roadrunner Transportation Systems, Inc.	2,091*
Saia, Inc.	1,654
Werner Enterprises, Inc.	2,458
XPO Logistics, Inc.	17,279
YRC Worldwide Inc.	5,092

*2017 revenue is included for purposes of this table because 2018 revenue for Roadrunner was not available as of the date of this Proxy Statement.

Components of Compensation

Base Salary.  Each Named Executive Officer’s base salary is a fixed component of compensation paid for performing specific job duties and functions. Base salary is an important component of our compensation and is crucial to our ability to attract and retain key talent. Base salaries for Named Executive Officers are reviewed by the Committee on an annual basis. In establishing base salaries, the Committee reviews the following:

•      the Company’s compensation philosophy and objectives as described above, including consideration of the executive’s experience, the scope and complexity of the executive’s position, current objectives and responsibilities, internal equity, the executive’s performance in his or her role, and retention needs;

•      market analysis;

•      input from the Committee’s independent consultant, Meridian;

•      economic and inflationary factors;

•      the Company’s recent and historical financial performance;

•      the Company’s strategic plans;

•      the resources of the Company; and

•      the Chairman, President and Chief Executive Officer’s recommendations (on positions other than her own).

The Committee does not assign a specific weighting to any of these factors. In addition, in considering any increase in base salary, the Committee takes into account the effect such an increase would have on the Named Executive Officer’s potential annual and long-term cash incentives, because compensation under these awards is calculated based on a percentage of the individual’s base salary.

In the Committee’s review of the base salary of each Named Executive Officer in July 2017, the Committee considered the market data available for our peer group and the performance of the officer to determine salary changes. Based on this review and the strong performance of the Named Executive Officer team, the Committee increased base salary levels to generally reflect the 50th percentile of the peer group effective January 1, 2018. The chart shows the current annual base salary rate in effect as of December 31 for each Named Executive Officer for 2017 and 2018, respectively.

	Base Salary at December 31, 2017	Base Salary at December 31, 2018
Judy R. McReynolds	$660,000	$709,020
Timothy D. Thorne	$400,000	$435,000
David R. Cobb	$344,000	$375,024
Jim A. Ingram	$355,000	$360,022
Michael E. Newcity	$340,000	$367,224

Annual Cash Incentive Compensation.  As in prior years, the annual cash incentive for 2018 was based on the Company’s ROCE and operating income improvement. These two performance metrics were equally weighted. Operating income improvement is generally determined based on the operating income as shown by the Company’s consolidated financial statements (adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan). The use of improvement in operating income reinforces the Company’s emphasis on profitable growth. ROCE is generally calculated by dividing net income (adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan) by average adjusted debt plus average equity for the applicable period. At the beginning of 2018, we had not yet had time to analyze the impact that tax reform will have on the S&P 500 ROCE average. For measuring our 2018 ROCE performance, we assumed a fixed federal income tax rate of 38% to neutralize the benefit that tax reform would have on our results for the year. As discussed earlier, our ROCE goal is based on the historical average ROCE of the S&P 500 companies over longer periods of time, and the goal was set before tax reform was contemplated. We will maintain this historical target until we are able to analyze the impact of tax reform, and we will adjust our results to ensure appropriate comparisons. The Committee and management believe that ROCE keeps participants focused on the profitable use of Company resources, which increases the value of the Company to its stockholders.

Each Named Executive Officer’s target incentive opportunity is expressed as a percentage of his or her base salary earned during the year for which the incentive is earned. The following table shows the incentive targets for the 2018 fiscal year for the annual incentive program:

Annual Target Incentive (% of Base Salary)
Judy R. McReynolds	100%
Timothy D. Thorne	70%
David R. Cobb	70%
Jim A. Ingram	65%
Michael E. Newcity	65%

To move Mr. Newcity’s Annual Target Incentive to the 50th percentile of the peer group, his Annual Target Incentive for 2018 was increased from 60% to 65%. No changes were made to the annual incentive opportunity for any other Named Executive Officers during 2018.

The following tables show the performance factor applied to varying levels of performance for each of the two performance metrics utilized for fiscal year 2018. The performance factor earned for performance at levels between those indicated below is calculated using straight-line interpolation. The operating income component was capped at a 200% performance factor and the ROCE component was capped at a 300% performance factor.

Operating Income Improvement over Prior Year	Performance Factor Earned (% of target earned)
<$5.8 million	0%
$5.8 million	25%
$18 million	100%
>$33 million	200%

2018 ROCE % Achieved	Performance Factor Earned (% of target earned)
<5%	0%
5%	50%
10%	100%
>15%	300%

Actual operating income improvement achieved for the 2018 fiscal year as measured under the annual plan was $109.78 million, resulting in a performance factor of 200%. The ROCE was 16.89%, adjusted to eliminate the impact of the tax rate decrease resulting from tax reform, as described above, resulting in a performance factor of 300%. Combining the two resulting performance factors (weighted 50% each) produced a payout of 250% of the target incentive opportunity. Actual payouts for 2018 performance are shown below:

	2018 Target Annual Incentive Opportunity	2018 Actual Annual Incentive Plan Payout
Judy R. McReynolds	$709,020	$1,772,550
Timothy D. Thorne	$304,500	$761,250
David R. Cobb	$262,517	$656,292
Jim A. Ingram	$234,014	$585,036
Michael E. Newcity	$238,696	$596,739

Long-Term Incentive Compensation. The target incentive opportunity for our long-term compensation is expressed as a percentage of base salary, with 50% of the target awarded as performance-based three-year cash long-term incentive compensation and 50% as time-vested RSU awards. Both long-term cash and long-term equity awards are granted under the Company’s Plan. The following table shows the incentive targets for long-term incentive compensation opportunities awarded in 2018:

	Cash Long-Term Incentive Compensation (% of Base Salary)	Time-Vested RSU Awards (% of Base Salary)	Total Long-Term Compensation Target Incentive Opportunity (% of Base Salary)
Judy R. McReynolds	105.0%	105.0%	210.0%
Timothy D. Thorne	80.0%	80.0%	160.0%
David R. Cobb	75.0%	75.0%	150.0%
Jim A. Ingram	70.0%	70.0%	140.0%
Michael E. Newcity	67.5%	67.5%	135.0%

The value of the Long-Term Compensation Target Incentive Opportunity established for each Named Executive Officer was based, in large part, on the Named Executive Officer’s position within the Company. Because half of the total long-term compensation target above is delivered in the form of RSU awards, the Committee also considers the number of shares available for grant, the number of previously granted awards currently outstanding, the burn rate and potential shareholder dilution. To move Ms. McReynolds’ and Mr. Thorne’s long-term incentive opportunity closer to the 50th percentile for the peer group, the Committee increased the Total Long-Term Compensation Target Incentive Opportunity for Ms. McReynolds from 180% to 210%, and for Mr. Thorne from 140% to 160%. No changes were made to the long-term incentive opportunity for any other Named Executive Officer during 2018.

Cash Long-Term Incentive Compensation. The Committee has awarded three-year cash incentive opportunities annually since 2006.

In February 2018, the Committee granted a three-year cash long-term incentive plan award for January 1, 2018 through December 31, 2020 using the same metrics used in recent years.

Cash Long-Term Incentive Plan Components	Weighting
Relative TSR Component	50%
ROCE Component	50%

Management and the Committee believe that the combination of performance measures in the cash long-term incentive plan places an emphasis on the efficient use of corporate assets to create profitable growth during the measurement period and rewards participants when they outperform their peer group. The Relative TSR Component is intended to more directly align the executive’s interests with shareholder value creation relative to our peers, while the ROCE component aligns the executive’s interest with our profitability and appropriate employment of capital.

The payout opportunity for the Relative TSR Component is based on the percentile rank of the Compounded Annual Growth Rate (“CAGR”) of our TSR relative to our peer group over the three-year measurement period. The TSR with respect to the Company and each peer company equals the annualized rate of return reflecting price appreciation between the beginning 60-day average share price (ending December 31 of the year immediately prior to the beginning of the measurement period) and the ending 60-day average share price (ending December 31 of the final year of the measurement period), adjusted for dividends paid and the compounding effect of dividends paid on reinvested dividends. CAGR converts the total return into a value that indicates what the return was on an annual basis for the three-year period. The performance peer group for the Relative TSR Component of the 2018-2020 cash long-term incentive plan is listed in the “Determining Appropriate Pay Levels and Linkage to Objectives” section of the CD&A.

For the ROCE Component, the three-year average goal is based on historical averages for S&P 500 publicly traded companies over longer periods of time, as discussed on page 31.  ROCE is generally calculated by dividing net income (adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan) by average adjusted debt plus average equity for the applicable period. As discussed earlier for the Annual Cash Incentive, for measuring our 2018 ROCE performance, we assumed a fixed federal income tax rate of 38% to neutralize the benefit that tax reform would have on our results for the year. The reason for this adjustment is that our ROCE goal, as discussed earlier, is based on the historical average ROCE of the S&P 500 companies, and the goal was set before tax reform was contemplated.

As described above, the Named Executive Officers have a target incentive opportunity expressed as a percentage of base salary. Base salary is determined based on the average base salary earned during the three-year performance period.

The following tables show the performance factor that will be applied to varying levels of possible performance for each of the two performance metrics utilized for the 2018-2020 cash long-term incentive plan. The performance factor earned for performance at levels between those indicated below is calculated using straight-line interpolation. The Relative TSR Component was capped at a 200% performance factor and the ROCE component was capped at a 300% performance factor. Payments for the 2018-2020 cash long-term incentive plan, if any, will be made in early 2021.

Relative TSR	Performance Factor Earned for Relative TSR (% of target earned)
< 25th percentile	0%
25th percentile	25%
50th percentile	100%
>75th percentile	200%

ROCE % Achieved	Performance Factor Earned for ROCE (% of target earned)
<5%	0%
5%	50%
10%	100%
>15%	300%

The performance period for the 2016-2018 cash long-term incentive compensation plan ended on December 31, 2018. The actual TSR percentile rank was 68.60 and ROCE was 9.25% as calculated under the terms of the 2016-2018 cash long-term incentive compensation plan. Combining the resulting two performance factors (weighted 50% each) produced a payout of 133% of the target incentive opportunity as reflected in the table below. The performance factor tables for the 2016-2018 award can be found in our proxy statement for our 2017 Annual Meeting of Stockholders.

	2016-2018 Target Cash Long-Term Incentive Plan Opportunity	2016-2018 Actual Cash Long-Term Incentive Plan Payout
Judy R. McReynolds	$608,706	$812,186
Timothy D. Thorne	$288,167	$384,496
David R. Cobb	$215,422	$287,433
Jim A. Ingram	$249,672	$333,133
Michael E. Newcity	$235,625	$314,391

Equity Long-Term Incentive Compensation. To help align executive interests with those of stockholders, the Company grants RSU awards. As described above, the number of RSUs granted to our Named Executive Officers is based on a target incentive opportunity expressed as a percentage of annual base salary in effect at the time of the award approval. In 2018, Named Executive Officers were granted time-vested RSUs under the Company’s Plan as shown in the table below.

Named Executive Officer	Target Award Value	RSUs Granted in 2018
Judy R. McReynolds	$744,471	16,300
Timothy D. Thorne	$348,000	7,600
David R. Cobb	$281,268	6,100
Jim A. Ingram	$252,015	5,500
Michael E. Newcity	$247,876	5,400

The Committee believes the award of RSUs with time-based cliff vesting facilitates the Named Executive Officers’ accumulation of an equity interest in the Company and helps to retain key talent. This vesting schedule also assists the Named Executive Officers in complying with the Stock Ownership Policy. RSUs awarded prior to 2018 are subject to five-year cliff vesting. To more closely align with peer group practices, the Committee established a four-year cliff vesting schedule for RSUs awarded in 2018. Stock will be issued in settlement of the RSUs on the regular five-year vesting date for awards made prior to 2018, the regular four-year vesting date for awards made in 2018 or, if earlier, at the time the Named Executive Officer experiences a qualifying termination of employment with the Company. See “Outstanding Equity Awards at 2018 Fiscal Year-End” for additional information regarding these awards.

Ownership and Retention Policy. The Committee believes that the Named Executive Officers should maintain meaningful equity holdings in the Company to align their interests with those of the Company’s stockholders. The Board adopted a Stock Ownership Policy (the “Policy”) for Named Executive Officers, which requires that they must own stock with a value equal to or greater than an established multiple of their base salary. Prior to 2018, the multiple was 3x base salary for the CEO and 2x base salary for other Named Executive Officers. To more closely align with peer group and industry practices, the Policy was updated effective October 29, 2018 to change the multiple to 5x base salary for the CEO and 3x base salary for other Named Executive Officers.

Position Title	Stock Ownership Multiple
ArcBest Chairman, President and CEO	5 x base salary
Other Named Executive Officers	3 x base salary

Participants are prohibited from selling any Company stock (except to pay the taxes generated as a result of equity grants or vesting) until the ownership requirement is attained. Stock owned in a Company-sponsored retirement plan, RSUs and stock owned outright each count toward the ownership requirement. The Committee reviews ownership levels annually. The Nominating/Corporate Governance Committee administers the Policy and considers changes related to employees as recommended by the Committee. The Nominating/Corporate Governance Committee reserves the right to amend or terminate the Policy at any time or waive the restrictions for any individual at its sole discretion. As of the most recent review in October 2018, all Named Executive Officers have met or exceeded their ownership requirement under the new multiple-of-base-salary requirements.

Any shares issued in the future upon exercise of a stock option or stock appreciation right (should any be granted under the 2005 Ownership Incentive Plan) may not be sold prior to the earlier of (i) twelve (12) months following the date of exercise and (ii) the date of termination of the applicable employee’s employment with the Company.

Equity Award Practices. The Committee’s policy for granting equity awards states:

•    the Committee is responsible for granting equity-based compensation for all employees;

•    the award dates for each grant are five business days following the Company’s applicable quarter’s earnings release unless a different date is approved by the Board;

•    the exercise price or value of the grant is determined by reference to the closing price of the Common Stock on the specified award date;

•   the number of shares/units awarded will be based on a percentage of salary for each participant unless otherwise approved by the Board; and

•   any award which does not conform to these policy requirements must be approved by the Board.

Retirement and Other Benefits. The Named Executive Officers are eligible to participate in retirement and benefit programs as described below. The Committee generally reviews the overall cost to the Company of the various programs on an annual basis or when changes are proposed. The Committee believes the benefits provided by these programs continue to be important factors in attracting and retaining the overall officer group, including the Named Executive Officers. However, in recent years, these benefits have become more limited as their cost rose and general compensation trends moved away from providing additional benefits under defined benefit retirement plans.

Prior to 2009, the Company provided Named Executive Officers with the predominant portion of their long-term compensation through post-employment payments under the Supplemental Benefit Plan (the “SBP”) and Deferred Salary Agreements (“DSA”) retirement programs described on page 38. All benefits under these plans have been frozen, and officers now receive a significant portion of their long-term compensation through the performance-based plans previously described. Ms. McReynolds is the only Named Executive Officer with a frozen SBP or DSA benefit; the other Named Executive Officers were promoted or hired after the SBP and DSA freeze and therefore are not participants in those plans.

Following are the various benefit programs in which the Named Executive Officers have either active or frozen participation.

Active Plans:

401(k) and DC Retirement Plan – The Company maintains the ArcBest 401(k) and DC Retirement Plan for eligible non-contractual employees. The Named Executive Officers are eligible to participate in this plan on the same basis as all other eligible employees. The Company matches 50% of each employee’s contributions up to a maximum of 6% of the employee’s eligible earnings subject to the Internal Revenue Service (“IRS”) annual compensation limit.

After the freeze of the accrual of benefits for active participants of the ArcBest Corporation Pension Plan (the “Pension Plan”) effective on July 1, 2013 as described below, the former Pension Plan participants, including the Named Executive Officers, became eligible for Discretionary Defined Contributions. Discretionary Defined Contributions were originally established for those hired after the Pension Plan was frozen to new participants effective December 31, 2005. Discretionary Defined Contributions are made by the Company, determined annually based on the operating results of the Company, and paid to the participant’s ArcBest 401(k) and DC Retirement Plan account. The amount of the Discretionary Defined Contribution is based on a percentage of annual eligible compensation (generally wages and incentive payments).

Health and Welfare Plans – The Company provides medical, dental, vision, life insurance and disability benefits to all eligible non-contractual employees. The Named Executive Officers are eligible to participate in these benefit plans on the same basis as all other eligible non-contractual employees. The Named Executive Officers also have individual long-term disability policies paid by the Company that supplement the group disability policy.

Officer Life Insurance – Corporate officers and certain other subsidiary officers, including the Named Executive Officers, are provided with life insurance coverage of $1 million in the event they suffer accidental death while traveling on Company business.

Post-Employment Supplemental Medical Policy (“Executive Medical Policy”) – Corporate officers and certain other subsidiary officers, including the Named Executive Officers, and their eligible dependents have lifetime health coverage under the Company’s Executive Medical Policy following their termination of employment after age 55 with 10 years of service. The health coverage is provided through a fully insured third-party provided health plan. Eligible retired officers from age 55 to 60 pay a premium to the Company, equivalent to the then-current COBRA rate applicable to qualifying former employees. From age 60 to 65, a retired officer is required to reimburse the Company an amount equivalent to the then-current premium paid for health coverage by active officers of the Company. For retired officers age 65 and over, reduced premiums are charged by the Company for continued retiree coverage.

The Executive Medical Policy provides that coverage will be forfeited if the officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company.

Frozen Plans:

Supplemental Benefit Plan – Prior to 2010, the Company maintained a noncontributory, unfunded supplemental pension benefit plan that supplemented benefits under the Pension Plan. Under the SBP, the Company will pay sums in addition to amounts payable under the Pension Plan to eligible officers, including eligible Named Executive Officers. The SBP has been frozen since December 31, 2009. Ms. McReynolds has a frozen benefit under the SBP. See the “2018 Pension Benefits” section for more information.

Deferred Salary Agreements – The Company and ABF Freight also have unfunded, noncontributory DSAs with certain of their officers. No Named Executive Officers are active participants in the DSA; however, Ms. McReynolds has a frozen benefit under a DSA. See the “2018 Pension Benefits” section for more information.

Pension Plan – Eligible Named Executive Officers also participated in the Company’s non-contractual defined benefit Pension Plan on the same basis as other eligible non-contractual employees. Participation in the Pension Plan was closed to new entrants effective December 31, 2005. Named Executive Officers, excluding Mr. Cobb who was hired after the close date, remained active participants in the Plan with other eligible non-contractual employees until July 1, 2013, when participants’ final average compensation and years of credited service were frozen. In November 2017, an amendment was executed to terminate the Pension Plan with a termination date of December 31, 2017. In September 2018, the plan received a favorable determination letter from the IRS regarding qualification of the plan termination. During the fourth quarter of 2018, plan participants received benefit election forms to choose their form of payment. The plan began distributing lump sum benefit payments in the fourth quarter of 2018. These distributions continued in January and February 2019. The plan will settle remaining obligations for deferred benefits by purchasing annuity contracts from insurance companies in the first quarter of 2019. See the “2018 Pension Benefits” section for more information on the benefit, and terms and conditions of the Pension Plan.

Perquisites. Perquisites provided by the Company are generally limited to situations where there is some related business benefit to the Company, such as personal travel cost associated with spousal attendance at Company or industry events. See the “Summary Compensation Table” for a listing of the reportable perquisites for the Named Executive Officers.

Employment Agreements and Change in Control Provisions

None of our Named Executive Officers is party to an employment agreement with the Company. However, the Named Executive Officers do participate in the 2012 Change in Control Plan for certain senior officers of the Company. The Committee believes this plan serves the best interests of the stockholders since it is designed to help retain executives during uncertain times leading up to and immediately following a change in control. By providing fair compensation in the event of termination following a change in control, the plan is designed to allow the executives to reasonably evaluate potential actions without concern over how it may impact them financially.

The plan provides the following benefits if an eligible executive is involuntarily terminated within 24 months following a change in control:

(i)

a cash payment (for Ms. McReynolds the payment is two times her base salary plus two times her average annual cash incentive for the previous three years, and for other Named Executive Officers the payment is equal to the executive’s base salary plus his average annual cash incentive for the previous three years);

(ii)	a prorated annual incentive payment for the year of termination;
(iii)	prorated cash long-term incentive payments;
(iv)	full vesting of all equity awards; and
(v)	a lump sum payment adequate to cover medical and dental premiums for 24 months.

In addition, upon a change in control, benefits under the DSA for Ms. McReynolds will automatically vest. Also, if outstanding equity awards are not replaced with awards of equal value upon a change in control, then they will also vest. If the awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he or she shall become vested as of the termination date in any unvested equity awards.

The benefits under the 2012 Change in Control Plan are intended to provide the officer participants with a reasonable severance package that is based on the value the officers have created and is realized by the Company’s stockholders in the event of a change in control. None of the change in control provisions requires the Company to gross-up for taxes a Named Executive Officer may owe on change in control benefits including any excise taxes under Internal Revenue Code (“IRC”) Section 4999. Under the terms of the 2012 Change in Control Plan, a best-net calculation will be performed to determine whether change in control benefits due to the Named Executive Officers should be reduced (so no excise tax will be imposed under IRC Section 4999) or should be paid in full (with any excise taxes resulting to be paid in full by the Named Executive Officer). See “Potential Payments upon Termination or Change in Control” for additional information regarding the provisions of the 2012 Change in Control Plan.

Clawbacks

The Committee has implemented a policy for the “clawback” of any bonus or incentive compensation awarded to any executive officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded, and/or cancel unvested RSUs or deferred stock awards previously granted, to the executive officer if:

•      the amount of the bonus or incentive compensation was calculated based on financial results that were subsequently the subject of the restatement;

•     the executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement; and

•     the amount of the bonus or incentive compensation that would have been awarded or granted to the executive officer had the results been properly reported would have been lower than the amount actually awarded or granted.

Anti-hedging and Pledging Policies

All Company officers, including Named Executive Officers, are subject to the Insider Trading Agreement which prohibits certain transactions in the Company’s securities, including the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities. The policy also prohibits monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership, short-selling Company securities or “selling against the box” (failing to deliver sold securities), as well as any other hedging or pledging transaction involving the Company’s securities.

Tax Implications

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the tax deductibility of annual compensation paid to certain executives to $1 million. As a result, the Company will not receive a federal income tax deduction for any compensation paid to its Named Executive Officers in excess of $1 million except to the extent awards are “grandfathered” for purposes of the “performance-based” exception.

IRC Section 280G applies to payments made to executives of a company in connection with a change in control and prohibits the deduction of any “excess parachute payment.” Benefits payable under the 2012 Change in Control Plan as well as accelerated vesting of equity awards and annual and long-term cash incentives could result in “excess parachute payments” that are not deductible by the Company. For more information regarding amounts payable and benefits available upon the occurrence of certain changes in control, see “Executive Compensation – Potential Payments upon Termination or Change in Control.”

Non-Qualified Deferred Compensation. The Company designs and operates its nonqualified deferred compensation arrangements in a manner that is intended to be exempt or compliant with Section 409A of the IRC and the final regulations issued thereunder.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that it be included in the Company’s 2018 Annual Report and the Company’s 2019 Proxy Statement.

Committee Members

Stephen E. Gorman, Chair

Eduardo F. Conrado

Craig E. Philip

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is an officer or employee or former officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors of any other entity or the compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee. Messrs. Gorman and Conrado and Dr. Philip served on the Compensation Committee in 2018.

Summary Compensation Table

The following table sets forth compensation paid for the fiscal years indicated for our 2018 Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Judy R. McReynolds	2018	$ 709,020	$ 726,002	$ 2,584,736	$ 6,531	$ 49,089	$ 4,075,378
ArcBest Chairman, President and CEO	2017	660,000	480,546	918,083	30,417	37,019	2,126,065
	2016	660,000	461,241	421,654	26,498	42,471	1,611,864
Timothy D. Thorne	2018	435,000	338,504	1,145,746	368	39,434	1,959,052
ABF Freight President	2017	400,000	226,520	398,166	18,524	20,691	1,063,901
	2016	400,000	217,420	181,720	14,135	40,270	853,545
David R. Cobb	2018	375,024	271,694	943,725	–	20,924	1,611,367
ArcBest–CFO	2017	344,000	208,722	330,027	–	17,341	900,090
	2016	315,000	152,194	124,086	–	14,391	605,671
Jim A. Ingram	2018	360,022	244,970	918,169	–	36,821	1,559,982
ArcBest COO, Asset-Light Logistics	2017	355,000	200,632	335,408	24,446	19,847	935,333
	2016	355,000	192,572	176,015	15,452	28,210	767,249
Michael E. Newcity(5)	2018	367,224	240,516	911,130	–	20,681	1,539,551
ArcBest Senior Vice President–	2017	340,000	186,070	300,023	17,542	17,358	860,993
CIO and ArcBest Technologies President

(1)          The amounts reflect the aggregate grant date fair value of RSU awards granted to the Named Executive Officers on August 1, 2018 under the Plan, computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures and adjusted for present value of dividends (to reflect that dividend equivalents are not paid with respect to RSU awards). The actual value realized by the officer as a result of these awards will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. No dividends or dividend equivalents are paid to Named Executive Officers on RSUs granted after December 31, 2014. See Note K to the consolidated financial statements in the Company’s 2018 Annual Report for additional detail regarding share-based compensation.

(2)         Reflects cash compensation paid in January 2019 earned during 2018 from the annual incentive plan, and cash compensation paid in January 2019 earned from the 2016-2018 cash long-term incentive plan. See the “2018 Grants of Plan-Based Awards” table and the CD&A for additional information on the 2018 annual incentive plan and the cash long-term incentive plan.

	McReynolds	Thorne	Cobb	Ingram	Newcity

Annual Incentive Plan	$ 1,772,550	$ 761,250	$ 656,292	$ 585,036	$ 596,739
C-LTIP	812,186	384,496	287,433	333,133	314,391
Total	$ 2,584,736	$ 1,145,746	$ 943,725	$ 918,169	$ 911,130

(3)          Reflects the increase in actuarial present value during 2018 of each Named Executive Officer’s accumulated benefit under the Company’s legacy Pension Plan, SBP and DSAs. The values reported are determined using the same assumptions as used by the Company for financial reporting purposes for the Company’s Pension Plan, SBP and DSAs. See “2018 Pension Benefits” for additional information on these plans. Interest rate increases resulted in some negative year-over-year changes in the Pension Plan and SBP. Negative values are not reported in the table.

The 2018 change in actuarial present value by plan is as follows:

	McReynolds	Thorne	Cobb	Ingram	Newcity

Pension Plan	$ 305	$ 368	$ –	$ (14,340)	$ (13,273)
Supplemental Benefit Plan	(846)	–	–	–	–
Deferred Salary Agreement	7,072	–	–	–	–
Total Increase	$ 6,531	$ 368	$ –	$ (14,340)	$ (13,273)

Earnings with respect to outstanding vested RSUs are not above market and are not included in this column. See “2018 Non-Qualified Deferred Compensation” for additional information on RSUs.

(4)          All Other Compensation for 2018 consists of the following:

	McReynolds	Thorne	Cobb	Ingram	Newcity

401(k) Company Match	$ 8,250	$ 8,250	$ 8,250	$ 8,250	$ 8,250
DC Contribution	11,000	11,000	11,000	11,000	11,000
Long-Term Disability Premiums	1,931	2,225	1,494	1,092	1,251
24-Hour Accidental Death Premiums	180	180	180	180	180
Perquisites(i)	22,621	13,035	–	12,018	–
Gross-Ups(ii)	5,107	4,744	–	4,281	–
Total Other Compensation	$ 49,089	$ 39,434	$ 20,924	$ 36,821	$ 20,681

(i)    Perquisite values for Ms. McReynolds and Messrs. Thorne and Ingram include expenses for spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying the Named Executive Officer on a Company airplane. Ms. McReynolds’ perquisite value also includes limited personal use of Company aircraft and a Christmas gift from the Company. The Company also provides a Christmas gift to each of the other Board members.

When appropriate for business purposes, executive officers’ spouses are permitted to accompany them on trips. Executive officers are also permitted to invite their spouse or other personal guests to occasionally accompany them on business trips when space is available. Under IRS rules, spousal travel on a business trip is generally considered nonbusiness travel. When the spouse’s or guest’s travel does not meet the IRS standard for “business use,” the cost of that travel, determined under the IRS Standard Industrial Fare Level, is imputed as income to the executive officer, and if the spouse’s travel was related to a business purpose, the Company will reimburse the executive officer for the associated income tax resulting from the imputed income. The Company determines the cost of personal use of Company aircraft using all aircraft operating costs and total flight hours as prescribed by IRS Notice 2005-45 and related regulations. The incremental cost to the Company included in the perquisite values above is based on the Company’s incremental effective income tax rate.

(ii)      Tax gross-ups for Ms. McReynolds and Messrs. Thorne and Ingram are for spousal travel to a Company or industry event.

(5)          Mr. Newcity was not a Named Executive Officer for 2016. Accordingly, the table includes Mr. Newcity’s compensation for 2017 and 2018 only.

2018 Grants of Plan-Based Awards

The following table provides information related to non-equity and equity-based awards made to the Named Executive Officers for the 2018 fiscal year:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2, 3)			All Other Stock Awards
Name	Award Type (1)	Approval Date (2, 3, 4)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Judy R. McReynolds	AIP	02/22/2018	02/22/2018	$ 265,883	$ 709,020	$ 1,772,550
	RSU	04/30/2018	08/01/2018				16,300	$ 726,002
	C-LTIP	02/22/2018	02/22/2018	287,636	767,028	1,917,571
Timothy D. Thorne	AIP	02/22/2018	02/22/2018	114,188	304,500	761,250
	RSU	04/30/2018	08/01/2018				7,600	338,504
	C-LTIP	02/22/2018	02/22/2018	134,454	358,544	896,361
David R. Cobb	AIP	02/22/2018	02/22/2018	98,444	262,517	656,292
	RSU	04/30/2018	08/01/2018				6,100	271,694
	C-LTIP	02/22/2018	02/22/2018	108,671	289,790	724,476
Jim A. Ingram	AIP	02/22/2018	02/22/2018	87,755	234,014	585,036
	RSU	04/30/2018	08/01/2018				5,500	244,970
	C-LTIP	02/22/2018	02/22/2018	97,369	259,651	649,129
Michael E. Newcity	AIP	02/22/2018	02/22/2018	89,511	238,696	596,739
	RSU	04/30/2018	08/01/2018				5,400	240,516
	C-LTIP	02/22/2018	02/22/2018	95,770	255,387	638,467

(1)          Award Types:

AIP = annual incentive compensation plan

RSU = restricted stock units granted under the Plan

C-LTIP = three-year cash long-term incentive compensation plan (2018-2020 performance period)

(2)   The performance criteria for the 2018 annual incentive plan award were approved by the Committee on February 22, 2018. Amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column with respect to the 2018 annual incentive plan award represent the threshold, target and maximum payment levels of the 2018 annual incentive plan. The target amount reflected is calculated based on base salary earned in 2018. Awards under the annual incentive plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” The actual amount of the annual incentive plan award paid for 2018 performance with respect to each Named Executive Officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(3)   The performance criteria for the 2018-2020 cash long-term incentive compensation plan award were approved by the Committee on February 22, 2018. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the threshold, target and maximum payment levels with respect to cash long-term incentive compensation plan awards granted in 2018. The incentive amounts are based on the average of (i) actual base salary amounts earned in 2018 by each Named Executive Officer during 2018, (ii) a projected level of base salary for 2019, based on each Named Executive Officer’s base salary as of December 31, 2018, and (iii) a projected level of base salary for 2020, based on each Named Executive Officer’s base salary as of December 31, 2018. Awards under the cash long-term incentive compensation plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Cash Long-Term Incentive Compensation.”

(4)   The RSU award was approved by the Committee on April 30, 2018. For 2018, the Committee recommended, and the Board approved, changing the grant date for the award to the later of (i) five business days following the quarter’s earnings release and (ii) five business days following contract ratification of the ABF National Master Freight Agreement. As a result, the grant date for the award was August 1, 2018. Value shown reflects the grant date fair value ($44.54 per share), computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures and adjusted for present value of dividends (which are not payable with respect to RSUs), of RSU awards made under the Plan on August 1, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Compensation

Annual Incentive Compensation Plan: Annual incentive compensation plan awards earned are generally paid as soon as administratively practicable following the date the awards are calculated and approved, but no later than March 15 of the year following the year to which the performance goals relate. Participants generally must be employed on the payment date in order to receive payment of their earned annual incentive compensation plan awards. However, if a participant terminates during the plan year due to early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, such participant remains eligible to receive a prorated annual incentive compensation plan award, provided, in the case of early or normal retirement, the individual has been a participant for at least 90 days during the plan year. Payment of the prorated incentive, if any, is made at the end of the measurement period and based upon actual performance results. Upon any other termination, a participant’s award will be forfeited, unless the Committee, in its discretion, decides that a prorated award should be paid. The 2012 Change in Control Plan provides for immediate payment of an earned award upon a qualified termination following a change in control, except where payment must be delayed six months for certain key employees as required by Section 409A of the IRC. Target incentive levels and information on performance goals are set forth in “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” Additional information regarding the treatment of these awards upon termination or a change in control is provided in “Potential Payments upon Termination or Change in Control.”

Cash Long-Term Incentive Compensation Plan: Generally, participants in the cash long-term incentive compensation plan must remain employed through the end of the measurement period in order to receive payment of any earned award. However, if a participant has at least 12 months of employment during a measurement period, such participant is eligible for a prorated benefit upon early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, with payment determined based on base salary received during the measurement period, and payment, if any, is made at the end of the measurement period based upon actual performance results. Additional detail regarding the 2018 awards granted under the cash long-term incentive compensation plan can be found in “Compensation Discussion & Analysis – Components of Compensation – Cash Long-Term Incentive Compensation.”

Stock Awards under the Plan

RSUs were granted under the Company’s Plan on August 1, 2018. Vesting and settlement of RSUs generally occurs on the earlier of (i) (a) the fifth anniversary of the award date for RSUs awarded prior to 2018, (b) the fourth anniversary of the award date for RSUs awarded in 2018, or (ii) the date the participant experiences a qualifying termination from employment with the Company. Upon a participant’s eligibility for normal retirement (age 65) or termination due to death or disability, the RSUs will fully vest. If termination of the participant occurs for good reason or without cause within 24 months of a change in control of the Company (as defined in the 2012 Change in Control Plan), the participant’s outstanding RSUs awarded become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for certain key employees as required by Section 409A of the IRC. Upon early retirement eligibility (age 55 with 10 years of service), if a minimum of 12 months have elapsed since the award date, the participant becomes vested in a pro rata number of RSUs based on the number of whole months since the award date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares each month for awards prior to 2018, and 1/48 of the total number of shares each month for awards in 2018, in each case through the participant’s normal retirement date or, if sooner, the end of the vesting period. A participant does not have to terminate employment in order to vest upon normal or early retirement eligibility, but no RSUs will be distributed until actual termination or, if earlier, the applicable anniversary of the award date (the fifth anniversary for awards prior to 2018, and the fourth anniversary for awards in 2018). All RSUs granted following a participant reaching normal retirement eligibility will be vested in full upon grant. No dividends are paid to Named Executive Officers on RSUs granted after December 31, 2014. Dividend equivalents were paid on RSUs granted to Named Executive Officers prior to January 1, 2015 at the same rate and at the same time as the dividends paid to Company stockholders.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information related to any equity-based awards outstanding as of December 31, 2018 for the Named Executive Officers:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested
	(#)(1)	($)(2)
Judy R. McReynolds	547(3)	$ 18,740
	4,080(4)	139,781
	13,860(5)	474,844
	19,800(6)	678,348
	16,300(7)	558,438
Timothy D. Thorne	267(3)	9,147
	1,920(4)	65,779
	6,533(5)	223,821
	9,333(6)	319,749
	7,600(7)	260,376
David R. Cobb	4,000(3)	137,040
	5,100(4)	174,726
	9,800(5)	335,748
	12,900(6)	441,954
	6,100(7)	208,986
Jim A. Ingram	5,000(3)	171,300
	6,400(4)	219,264
	12,400(5)	424,824
	12,400(6)	424,824
	5,500(7)	188,430
Michael E. Newcity	4,500(3)	154,170
	5,900(4)	202,134
	11,500(5)	393,990
	11,500(6)	393,990
	5,400(7)	185,004

(1)          Vesting and settlement of RSUs generally occurs on the earlier of (i)(a) the fifth anniversary of the award date for RSUs awarded prior to 2018, (b) the fourth anniversary of the award date for RSUs awarded in 2018, or (ii) the date the participant experiences a qualifying termination from employment with the Company. Upon a participant’s eligibility for normal retirement (age 65) or termination due to death or disability, RSUs will vest in full. If termination of the participant occurs for good reason or without cause within 24 months of a change in control of the Company (as defined in the 2012 Change in Control Plan), the participant’s outstanding RSUs become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for certain key employees as required by Section 409A of the IRC. Upon early retirement eligibility (age 55 with 10 years of service), the participant becomes vested in a pro rata number of RSUs based on the number of whole months since the award date, if a minimum of 12 months have elapsed since the award date. From that 12-month anniversary forward, employees, including Named Executive Officers, who have attained the early retirement age and service requirements but have not terminated employment, continue to vest in 1/60 of their RSU awards each month for awards prior to 2018, and 1/48 of their RSU awards each month for awards in 2018. Ms. McReynolds and Mr. Thorne have attained early retirement eligibility in accordance with the terms of the RSU awards.

(2)          Reflects the value of unvested RSUs as of December 31, 2018 awarded under the Plan, based on the closing market price of the Common Stock of $34.26 on December 31, 2018.

(3)          These RSU awards fully vest on May 8, 2019, the fifth anniversary of their grant date.

(4)          These RSU awards fully vest on May 11, 2020, the fifth anniversary of their grant date.

(5)          These RSU awards fully vest on May 6, 2021, the fifth anniversary of their grant date.

(6)        These RSU awards fully vest on May 12, 2022, the fifth anniversary of their grant date.

(7)          These RSU awards fully vest on August 1, 2022, the fourth anniversary of their grant date.

2018 Option Exercises and Stock Vested

The following table provides information related to RSUs that became vested during the 2018 fiscal year for the Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1,2)	Value Realized on Vesting ($)(3)
Judy R. McReynolds	32,640	$ 967,755
Timothy D. Thorne	15,507	457,830
David R. Cobb	5,800	214,020
Jim A. Ingram	7,300	269,370
Michael E. Newcity	6,600	243,540

(1)   The 2013 RSU awards fully vested and settled on November 1, 2018. All of the shares issued for the 2013 RSU award at final vesting are free of vesting and ownership restrictions. All shares owned by executive officers are subject to company imposed restrictions that limit trading during periods when officers have material nonpublic information as well as the Company’s policy related to minimum stock ownership for executive officers as discussed in the Compensation Discussion & Analysis.

(2)   The RSUs held by Ms. McReynolds and Mr. Thorne were subject to pro rata vesting in 2018 because each of these executive officers had attained early retirement eligibility under the terms of the RSU awards. Awards that vest on a pro rata basis due to attainment of early retirement eligibility are not settled until the earlier of the original vesting date (five years from the grant date for awards prior to 2018, and four years from the grant date for awards in 2018) or the date of a qualifying termination of employment. As such, while the value of all pro rata vesting in 2018 is reflected in the Option Exercises and Stock Vested table above, Ms. McReynolds and Mr. Thorne have not yet received the shares that vested in 2018 based on qualification for early retirement.

The pro rata vesting of Ms. McReynolds’ and Mr. Thorne’s RSUs is outlined in the table below. Of Ms. McReynolds’ 32,640 vested shares in 2018, 12,100 shares related to final vesting of the 2013 RSU award, with the remainder attributable to pro rata vesting. Of Mr. Thorne’s 15,507 vested shares in 2018, 5,800 shares related to final vesting of the 2013 RSU award, with the remainder attributable to pro rata vesting. The value of the vested but unsettled RSUs is reported in the 2018 “Nonqualified Deferred Compensation Table.”

	McReynolds Vested in 2018	Thorne Vested in 2018
2013 RSU Award	12,100	5,800
2014 RSU Award	1,640	800
2015 RSU Award	3,060	1,440
2016 RSU Award	5,940	2,800
2017 RSU Award	9,900	4,667
2018 RSU Award	0	0
Total pro rata vesting in 2018	32,640	15,507

(3)          Value realized on RSU vesting is equal to the closing market price of the Common Stock on the date of vesting multiplied by the number of shares that vest on that date.

2018 Equity Compensation Plan Information

The following table sets forth information as of December 31, 2018 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans,
	Outstanding Options,	Outstanding Options,	Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,436,983 (1)	$ –	513,224
Equity Compensation Plans Not Approved By Security Holders	–	–	–
Total	1,436,983	$ –	513,224

(1)   This amount reflects outstanding RSU awards under the Plan. On April 20, 2005, the Company’s stockholders approved the Plan, which provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and performance award units. The Plan does not permit reload options. The aggregate number of shares that have been reserved for issuance pursuant to awards under the Plan is 3,350,000. No options have been granted under the Plan. The Committee administers the Plan.

2018 Pension Benefits

The following table illustrates the present value of the accumulated benefit as of December 31, 2018 under the Pension Plan, SBP and DSA for the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)(5)
Judy R. McReynolds(1)	Pension Plan(3)	16.0	$ –	$ 320,760
	Supplemental Benefit Plan	10.7	369,442	–
	Deferred Salary Agreement	10.7	124,944	–
Timothy D. Thorne(2)	Pension Plan(3)	23.3	–	388,222
David R. Cobb(2)		–	–	–
Jim A. Ingram(2)	Pension Plan(3)	23.4	389,999	–
Michael E. Newcity(2)	Pension Plan(3)	19.9	–	184,418

(1)   Ms. McReynolds elected to cease participation in the SBP and DSA and the benefits were frozen effective January 31, 2008. Number of Years of Credited Service for the SBP and DSA was frozen based on her service as of the January 31, 2008 freeze date.

(2)   Messrs. Thorne, Ingram and Newcity were promoted to eligible roles after the SBP and DSA were closed to new entrants. Mr. Cobb was hired after the Pension, SBP and DSA were closed to new entrants. As such, Messrs. Thorne, Cobb, Ingram and Newcity are not eligible to participate in the SBP or DSA.  Mr. Cobb is also not eligible for participation in the Pension Plan.

(3)   The Pension Plan was amended to freeze final average pay and years of credited service effective July 1, 2013. Number of Years of Credited Service for the Pension Plan is frozen based on the Named Executive Officer’s service as of the July 1,

2013 freeze date. See “Compensation Discussion & Analysis – Components of Compensation – Retirement and Other Benefits” for additional information.

(4)   The actuarial present value of the accumulated benefits disclosed above is determined using the same assumptions as used by the Company for financial reporting purposes except the payment date is assumed to be age 60 for the Pension Plan and SBP rather than age 65. Such assumptions are discussed in Note I to the Company’s consolidated financial statements in the 2018 Annual Report. The earliest date a benefit can be paid with no benefit reduction under the Pension Plan and SBP is age 60. The payment date is assumed to be age 65 for the DSA, which is the earliest date a benefit can be paid with no benefit reduction.

(5)   As a result of the pension plan termination, Ms. McReynolds and Messrs. Thorne and Newcity elected a lump sum distribution from the Company’s Pension Plan.  Mr. Ingram did not elect a distribution of his pension benefit in 2018 and will instead receive annuity payments or another form of payment allowed under the terms of the Pension Plan following his termination of employment.

Pension Plan (terminated). In November 2017, an amendment was executed to terminate the Pension Plan with a termination date of December 31, 2017. In September 2018, the plan received a favorable determination letter from the IRS regarding qualification of the plan termination. During the fourth quarter of 2018, benefit election forms were provided to plan participants and they had an election window in which they could choose any form of payment allowed by the plan for immediate commencement of payment or defer payment until a later date. The Pension Plan began distributing immediate lump sum benefit payments related to the plan termination in the fourth quarter of 2018. Lump sum benefit distributions continued in January and February 2019. Benefits were paid from the ArcBest Pension Trust. The plan will settle remaining obligations for deferred benefits with the purchase of nonparticipating annuity contracts from insurance companies in the first quarter of 2019. Liquidation of plan assets and settlement of plan obligations is expected to be complete in the first quarter of 2019.

The Pension Plan is a tax-qualified defined benefit plan that covers certain nonunion employees, including certain Named Executive Officers. Benefits were based upon a participant’s years of service and the highest average monthly earnings for sixty (60) consecutive months referred to as final average pay (“FAP”) and expressed in terms of annual compensation. As of the July 1, 2013 Pension Plan freeze date, the FAP for the Named Executive Officers without regard to IRC limitations was: Ms. McReynolds, $555,178; Mr. Thorne, $205,844; Mr. Ingram, $304,137; and Mr. Newcity, $223,239. Mr. Cobb was not eligible for participation in the Pension Plan. Eligible earnings generally included salary and annual incentive payments and were subject to the IRC annual compensation limitation. For 2013, when the pension plan was frozen, the annual IRC limitation was $255,000. Pension Plan benefits were also subject to certain other limitations in the IRC.

Prior to the participants’ benefit election upon plan termination, payment from the Pension Plan was made upon normal retirement, early retirement, termination, death or disability as defined and more fully described in “Potential Payments upon Termination or Change in Control,” and participants had the option to elect a lump sum or annuity payment.

Normal retirement (age 65 or older) benefits under the Pension Plan were calculated as a lump sum equal to:

10% x FAP x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 5% for each year he or she retires prior to age 60. Ms. McReynolds and Messrs. Thorne and Newcity elected a lump sum from the Company’s Pension Plan which was distributed in 2018, terminating their participation in the Pension Plan.

Supplemental Benefit Plan (frozen). The SBP supplements benefits under the Pension Plan. The SBP was designed to replace benefit reductions (i) from various IRC limits and (ii) from reductions in the rate of benefit accruals from the Company’s 1985 pension formula. The SBP takes into account all eligible earnings under the Pension Plan without regard to IRC limitations. Participation in the SBP was generally limited to officers of the Company or ABF Freight, including certain Named Executive Officers. No new participants were permitted in the SBP after December 2005, and caps have been placed on the maximum benefits payable. Benefit accruals in the SBP were frozen for all remaining participants effective December 31, 2009.

Benefits under the SBP were calculated as an annuity and then converted to a lump sum. The Pension Plan benefit was then subtracted from the resulting lump sum to determine the SBP benefit.

The annuity formula for the ArcBest Supplemental Benefit Plan is:

1% x $400 x years of service + 2.0% x (FAP–$400) x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 6% per year for each year he or she retires prior to age 60.

Upon termination of employment, benefits are paid in a lump sum as soon as administratively feasible. Certain benefits must be delayed for six months for key employees as required by Section 409A of the IRC. Benefits are paid from the general assets of the Company.

Deferred Salary Agreements (frozen). The Company and ABF Freight have unfunded, noncontributory DSAs with certain of their officers, including certain Named Executive Officers. No DSA has been entered into since December 2005, and neither the Company nor ABF Freight intends to enter into these agreements in the future. For the existing DSAs, upon normal retirement (age 65), death or disability as defined in “Potential Payments upon Termination or Change in Control,” the DSA benefit is equal to 35% of the participant’s final monthly base salary paid monthly for 120 months. Upon termination of employment prior to age 65, the monthly benefit is equal to the participant’s years of service (with a maximum of 25 years) times 3% times 35% of the participant’s final monthly base salary. Benefit payments commence in the month following termination, except to the extent a portion of the benefit must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits are paid from the general assets of the Company.

The DSAs provide that in the event of a change in control of the Company, as defined in “Potential Payments upon Termination or Change in Control,” followed by the officer’s termination within 36 months for pre-2005 deferred salary accruals or within 24 months for post-2004 deferred salary accruals, all benefits become 100% vested. The DSA benefit will be paid as a lump sum within fifteen days, with the 120 monthly installments discounted at 6.22% as provided in the DSA, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits will be reduced to the extent required to avoid being classified as excess parachute payments under Section 280G of the IRC. Other than during a 36-month period following a change in control of the Company for benefits accrued and vested prior to 2005 or during a 24-month period following a change in control of the Company for benefits accrued and vested after 2004, any unpaid DSA benefit is subject to forfeiture if the participant is discharged for wrongful conduct injurious to the Company, or if, following the date of termination, the participant discloses confidential information relating to the Company to unauthorized persons or becomes employed or renders services to a competitor of the Company.

2018 Non-Qualified Deferred Compensation

This table shows the Named Executive Officers’ deferred compensation activity during fiscal year 2018 with respect to outstanding vested RSUs.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2,3)
Judy R. McReynolds	$ –	$ –	$ (66,475)	$ –	$ 1,528,476
Timothy D. Thorne	–	–	(31,509)	–	724,496
David R. Cobb	–	–	–	–	–
Jim A. Ingram	–	–	–	–	–
Michael E. Newcity	–	–	–	–	–

(1)   The earnings amount represents an estimate of annual earnings with respect to vested but unpaid RSUs and is based on the difference in closing market price of the Common Stock of $35.75 as of December 29, 2017 and $34.26 as of December 31, 2018, multiplied by the number of vested RSUs as of December 31, 2018 described in footnote (2) below.

(2)   Includes the value associated with 44,614 vested but unpaid RSUs for Ms. McReynolds and 21,147 vested but unpaid RSUs for Mr. Thorne. The value is based on the closing market price of the Common Stock of $34.26 on December 31, 2018. RSUs that vested during 2018 are reported in the “2018 Option Exercises and Stock Vested” table.

(3)   The aggregate grant date fair value with respect to RSUs in prior years (2014-2017), including those previously reported in the “Summary Compensation Table,” are set forth in the table below. To the extent those previously-awarded RSUs have become vested but remain unpaid, the value associated with those RSUs as of December 31, 2018 (calculated as described in footnote (2) above) is reported in the “Aggregate Balance at Last Fiscal Year End” column above. The grant date fair value of RSUs awarded in 2018 is reported in the “Stock Awards” column of the “Summary Compensation Table.”

	McReynolds	Thorne
2014 RSU Grant Date Fair Value	$ 329,312	$ 160,640
2015 RSU Grant Date Fair Value	543,915	255,960
2016 RSU Grant Date Fair Value	461,241	217,420
2017 RSU Grant Date Fair Value	480,546	226,520
Total	$ 1,815,014	$ 860,540

RSUs. The vesting and settlement terms applicable to RSUs are described previously in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Stock Awards under the Plan” section and in footnote (1) to the “Outstanding Equity Awards at 2018 Fiscal Year-End” table. As described therein, participants who reach early retirement eligibility (age 55 with 10 years of service) vest in a pro rata number of RSUs based on the number of whole months since the award grant date, if a minimum of 12 months have elapsed since the award grant date. The remaining shares subject to the RSU awards will continue to vest with respect to 1/60 of the total number of shares each month for awards prior to 2018, and 1/48 of the total number of shares each month for awards in 2018, until settlement of such vested RSUs on the earlier of (i)(a) the fifth anniversary of the award date for RSUs awarded prior to 2018, (b) the fourth anniversary of the award date for RSUs awarded in 2018, or (ii) the date a participant experiences a qualifying termination from employment with the Company, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC.

Potential Payments upon Termination or Change in Control

The Company does not have any employment contracts or severance arrangements with any Named Executive Officer that provide for payments in connection with a termination of employment or a change in control, other than the applicable termination provisions contained within the various arrangements discussed elsewhere in this Proxy Statement.

The termination and change in control provisions existing as of December 31, 2018 are described and quantified below. All payments are assumed to be made in accordance with the six-month delay for key employees as required by Section 409A of the IRC, where applicable.

Potential Payments upon Termination. Regardless of the manner in which a Named Executive Officer’s employment with the Company terminates, the officer is entitled to receive compensation and other benefits earned during the term of his or her employment, including the following:

•      Accrued vacation (see the table on page 53 for values);

•      Amounts earned but not yet paid under the annual incentive plan and cash long-term incentive compensation plan (see the “Summary Compensation Table” section for amounts earned in 2018);

•      DSA benefit earned as of the DSA freeze date, paid monthly over 120 months (see the “2018 Pension Benefits” table for present value as of December 31, 2018 and more information regarding DSAs); and

•      SBP earned as of the SBP freeze date, distributed as a lump sum (see “2018 Pension Benefits” for values).

Potential Payments upon Early Retirement. In the event of a Named Executive Officer’s termination due to his or her early retirement, the officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination.” Early retirement is generally defined as termination of employment after reaching at least age 55 with 10 years of service, but before age 65.

•      Vesting and settlement of a pro rata number of RSUs based on the number of whole months elapsed since the award date if there has elapsed a minimum of 12 months since the award date (see “2018 Non-Qualified Deferred Compensation” table for values);

•      Executive medical coverage, with the retired officer responsible for paying a monthly premium amount equal to the then current COBRA rate until age 60. All retirees are responsible for paying a premium equivalent to the then-current premium paid by active officers of the Company from age 60 to 65, and a reduced monthly premium after age 65 (see the table on page 53 for values); and

•      A pro rata benefit under the cash long-term incentive compensation plan and under the annual incentive plan based on the base salary received while a participant in the applicable measurement period and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the cash long-term incentive compensation plan, or (b) 90 days of the measurement period under the annual incentive plan. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section for additional information on annual incentive plan payments and cash long-term incentive compensation awards).

Potential Payments upon Normal Retirement, Death or Disability. In the event of a Named Executive Officer’s termination due to his or her normal retirement, death or disability, the officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination.” Under the Company’s plans, normal retirement is generally defined as termination of employment on or after attaining age 65, and disability is generally determined to have occurred if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months.

•      Full vesting and settlement of all RSUs (see the table on page 53 for values of RSUs related to accelerated vesting);

•      Executive medical coverage, with the retired officer (or his or her eligible dependents) responsible for paying a reduced monthly premium after age 65 (see table on page 53 for values); and

•      A pro rata benefit under the cash long-term incentive compensation plan and under the annual incentive plan based on the base salary received while a participant in the applicable measurement period and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the cash long-term incentive compensation plan, or (b) 90 days of the measurement period under the annual incentive plan. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section for additional information on annual incentive plan payments and cash long-term incentive compensation awards).

Potential Payments upon Termination After a Change in Control. Subject to the terms of the 2012 Change in Control Plan, in the event of a change in control of the Company, if termination of a Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” (as such terms are defined in the 2012 Change in Control Plan), the Named Executive Officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination”:

•      RSUs become fully vested as of the termination date and will be distributed as soon as administratively possible (see the table on page 53 for RSU values related to accelerated vesting);

•      For awards that have not yet reached the end of the measurement period, a prorated benefit under the annual incentive plan based on the number of whole months completed during the applicable measurement period through the termination date;

•      If termination of the Named Executive Officer occurs within 36 months of the change in control for benefits accrued and vested prior to 2005 and within 24 months of the change in control for benefits accrued and vested after 2004, the officer becomes 100% vested in the DSA benefit and the benefit is distributed as a lump sum (see table on page 53 for the value);

•      For awards that have not yet reached the end of the measurement period, a prorated benefit under the cash long-term incentive compensation plan based on the number of whole months completed during the applicable measurement period through the termination date; amounts payable pursuant to such awards are computed and paid in the normal course of business and pursuant to the terms of the applicable plan after the end of the measurement period;

•      A lump sum cash payment equal to 24 months of the then current premium to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination (“Medical Premiums”); and

•      A lump sum cash payment equal to either (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the other Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs (“Cash Severance”).

“Change in Control” under the Company’s plans is generally defined as the earliest date on which any of the following events shall occur:

(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of the Company’s common stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) below.

(ii)           In any 12-month period, the individuals who, as of the beginning of the 12 month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the applicable agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii)          Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the outstanding shares of the Company’s common stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding shares of the Company’s common stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then-outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)          The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) above.

(v)           A complete liquidation or dissolution of the Company.

“Good Reason” under the Company’s arrangements is generally defined as (i) any material and adverse reduction in the Named Executive Officer’s title, duties or responsibilities; (ii) a material reduction in the Named Executive

Officer’s base salary or employee benefits (including reducing the Named Executive Officer’s level of participation or award opportunity in the Company’s incentive compensation plans); or (iii) a relocation of the Named Executive Officer’s principal place of employment by more than 50 miles without the prior consent of the Named Executive Officer.

“Cause” under the Company’s arrangements is generally defined as the Named Executive Officer’s (i) gross misconduct or fraud in the performance of a Named Executive Officer’s duties to the Company or any subsidiary; (ii) conviction or guilty plea or plea of no contest with respect to any felony or act of moral turpitude; (iii) engaging in any material act of theft or material misappropriation of Company or any third party’s property; or (iv) material breach of the Company’s Code of Conduct as such code may be revised from time to time.

The 2012 Change in Control Plan provides that, unless outstanding equity awards are assumed by the successor and/or replaced by the successor with substitute awards of approximately equal value, in the event any equity awards are outstanding immediately prior to a change in control, such awards will become fully vested, settled and paid upon the occurrence of a change in control (with any outstanding performance-based awards being vested, settled and paid at the maximum level). If the equity awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he or she shall become vested as of the termination date in any unvested equity awards.

If amounts payable to a Named Executive Officer under the 2012 Change in Control Plan (or pursuant to any other arrangement or agreement with the Company) exceed the amount allowed under section 280G of the IRC and would be subject to the excise tax imposed by section 4999 of the IRC, then, prior to the making of any payments to a Named Executive Officer, the 2012 Change in Control Plan provides that a best-net calculation will be made comparing (i) the before income tax net benefit to the Named Executive Officer of the payments after payment of the excise tax to (ii) the before income tax net benefit to the Named Executive Officer if the payments are reduced to the extent necessary to avoid being subject to the excise tax (the “Best Net Calculation”). If the amount calculated under (i) is less than the amount calculated under (ii) in the preceding sentence, then the payments will be reduced to the extent necessary to avoid being subject to the excise tax.

Restrictive Covenants; Clawback. Under the DSA, no unpaid benefit will be paid if the Named Executive Officer is discharged for wrongful conduct injurious to the Company, if the Named Executive Officer discloses confidential information relating to the Company or if the Named Executive Officer becomes employed or renders service to any competitor of the Company. Under the cash long-term incentive compensation plan and RSU award agreements, if the Compensation Committee determines that the recipient has committed an “Act of Misconduct,” as defined in the 2005 Ownership Incentive Plan, the Committee may suspend the recipient’s rights to vest in any RSU or cash long-term incentive compensation plan awards outstanding and may provide that the recipient will forfeit any vested but not yet paid awards. The Executive Medical Policy provides that coverage will be forfeited if the Named Executive Officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company. Under the 2012 Change in Control Plan, the Named Executive Officer is prohibited from solicitation of customers, clients and employees of the Company for a 12-month period following the termination and will not, without prior written consent from the Company, communicate or divulge any confidential information, knowledge or data to anyone at any time or the Committee may reduce or offset the benefits under the plan.

The Company also has a policy for the “clawback” of any bonus or incentive compensation awarded to any officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded and effect the cancellation of unvested RSU awards previously granted to the Named Executive Officer under certain scenarios, which are described in the “Compensation Discussion & Analysis” in this Proxy Statement.

An “Act of Misconduct” has been committed under the Company’s arrangements if the Committee, the Chief Executive Officer, or any other person designated by the Committee determines a Named Executive Officer has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty, violation of Company ethics policy or Code of Conduct, deliberate disregard of Company or subsidiary policies, or if a participant makes an unauthorized disclosure of any Company or subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or subsidiary customer to breach a contract with the Company or any subsidiary or to cease doing business with the Company or any subsidiary or induces any principal for whom the Company or any subsidiary acts as agent to terminate such agency relationship.

Quantification of Potential Payments upon Termination or Change in Control

The following table reflects compensation potentially payable to each Named Executive Officer under various employment termination and other scenarios based on the arrangements existing as of December 31, 2018. The amounts shown in the following table assume that a change in control occurred and/or each Named Executive Officer terminated employment with the Company effective December 31, 2018, and estimate the value that could be realized by each Named Executive Officer as a result of each specified triggering event; however, the amounts shown below do not take into account any Best Net Calculation and resulting reduction that may occur pursuant to the provisions of the 2012 Change in Control Plan.

See “2018 Pension Benefits” for benefits payable under the Pension Plan, SBP and DSA. Benefits payable with respect to vested RSUs are quantified in the “2018 Non-Qualified Deferred Compensation” table.

Name	Benefit	General Termination ($)	Early Retirement ($)	Normal Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Judy R. McReynolds(10)	RSUs(1)	N/A	–	N/A	1,870,151	1,870,151	1,870,151
	Executive Medical(2)	N/A	899,782	N/A	418,035	899,782	–
	Accrued Vacation(3)	N/A	68,175	N/A	68,175	68,175	68,175
	DSA(4)	N/A	–	N/A	–	–	442,576
	C-LTIP(5)	N/A	2,143,978	N/A	2,143,978	2,143,978	1,701,402
	Annual Incentive Plan(6)	N/A	1,772,550	N/A	1,772,550	1,772,550	1,772,550
	Cash Severance(7)	N/A	–	N/A	–	–	3,203,364
	Medical Premiums(8)	N/A	–	N/A	–	–	42,024
	Total(9)	N/A	4,884,485	N/A	6,272,889	6,754,636	9,100,242
Timothy D. Thorne(11)	RSUs(1)	N/A	–	N/A	878,872	878,872	878,872
	Executive Medical(2)	N/A	856,997	N/A	418,035	856,997	–
	Accrued Vacation(3)	N/A	41,827	N/A	41,827	41,827	41,827
	C-LTIP(5)	N/A	1,012,006	N/A	1,012,006	1,012,006	1,012,006
	Annual Incentive Plan(6)	N/A	761,250	N/A	761,250	761,250	761,250
	Cash Severance(7)	N/A	–	N/A	–	–	816,791
	Medical Premiums(8)	N/A	–	N/A	–	–	42,024
	Total(9)	N/A	2,672,080	N/A	3,111,990	3,550,952	3,552,770
David R. Cobb(12)	RSUs(1)	–	N/A	N/A	1,298,454	1,298,454	1,298,454
	Executive Medical(2)	–	N/A	N/A	534,693	1,088,904	–
	Accrued Vacation(3)	21,636	N/A	N/A	21,636	21,636	21,636
	C-LTIP(5)	287,433	N/A	N/A	833,461	833,461	833,461
	Annual Incentive Plan(6)	656,292	N/A	N/A	656,292	656,292	656,292
	Cash Severance(7)	–	N/A	N/A	–	–	697,149
	Medical Premiums(8)	–	N/A	N/A	–	–	42,024
	Total(9)	965,361	N/A	N/A	3,344,536	3,898,747	3,549,016
Jim A. Ingram(13)	RSUs(1)	–	N/A	N/A	1,428,642	1,428,642	1,428,642
	Executive Medical(2)	–	N/A	N/A	563,222	1,145,778	–
	Accrued Vacation(3)	34,617	N/A	N/A	34,617	34,617	34,617
	C-LTIP(5)	333,133	N/A	N/A	832,444	832,444	832,444
	Annual Incentive Plan(6)	585,036	N/A	N/A	585,036	585,036	585,036
	Cash Severance(7)	–	N/A	N/A	–	–	660,554
	Medical Premiums(8)	–	N/A	N/A	–	–	42,024
	Total(9)	952,786	N/A	N/A	3,443,961	4,026,517	3,583,317
Michael E. Newcity(14)	RSUs(1)	–	N/A	N/A	1,329,288	1,329,288	1,329,288
	Executive Medical(2)	–	N/A	N/A	534,693	1,253,732	–
	Accrued Vacation(3)	35,310	N/A	N/A	35,310	35,310	35,310
	C-LTIP(5)	314,391	N/A	N/A	796,832	796,832	796,832
	Annual Incentive Plan(6)	596,739	N/A	N/A	596,739	596,739	596,739
	Cash Severance(7)	–	N/A	N/A	–	–	659,424
	Medical Premiums(8)	–	N/A	N/A	–	–	42,024
	Total(9)	946,440	N/A	N/A	3,292,862	4,011,901	3,459,617

(1)      The RSU value is calculated using a per share price of $34.26, which is the closing market price of the Common Stock on December 31, 2018 multiplied by the number of the Named Executive Officer’s RSUs vesting as a result of the applicable triggering event. Benefits payable with respect to previously vested RSUs are quantified in the “2018 Non-Qualified Deferred Compensation” table.

(2)      The executive medical value is based on the accumulated benefit obligation for the Named Executive Officer as of December 31, 2018, using the same assumptions as used by the Company for financial reporting purposes except that the values above are based on the Named Executive Officer’s actual age at December 31, 2018 for the applicable triggering events. The values shown for executive medical coverage in the event of the Named Executive Officer’s death reflect the value of health coverage for the Named Executive Officer’s surviving spouse.

(3)      The accrued vacation value is based on the Named Executive Officer’s actual earned weeks of vacation and base salary rate as of December 31, 2018.

(4)      The DSA value is equal to the accelerated benefit value as a result of the applicable triggering event. This value is based on the difference in the present value of the 120 monthly payments assuming the applicable triggering event occurred on December 31, 2018 less the present value of the actual DSA benefit accrued as of December 31, 2018. An interest rate of 6% was used to value the stream of payments upon normal retirement, death or disability. An interest rate of 6.22% was used to value the lump-sum payment upon a change in control as provided under the terms of the DSA. See “2018 Pension Benefits” for the present value of currently vested DSA benefits.

(5)      The cash long-term incentive compensation plan value is the pro rata benefit accrued under the 2016-2018, 2017-2019, and 2018-2020 cash long-term incentive compensation plans calculated based on performance as of December 31, 2018. Amounts shown in the “General Termination” column represents amounts fully earned but unpaid as of December 31, 2018. For cash long-term incentive compensation plan participants with a frozen DSA, the cash long-term incentive compensation plan change in control value is equal to the cash long-term incentive compensation plan change in control value in excess of the DSA change in control value, if any.

(6)      The annual incentive plan is equal to the annual incentive amount paid to each Named Executive Officer for 2018 since all such amounts were earned as of December 31, 2018 (reported in the “Summary Compensation Table”).

(7)      The cash severance payment value is a lump sum cash payment equal to (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the remaining Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs as provided under the terms of the 2012 Change in Control Plan. See “Potential Payments upon Termination after a Change in Control” for additional information.

(8)      The medical premium is a lump sum payment equal to 24 months of the COBRA premium in effect as of December 31, 2018, to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer and his or her eligible dependents immediately prior to the date of termination. See “Potential Payments upon Termination after a Change in Control” for additional information.

(9)      Totals represent aggregate amounts reflected in the table payable upon each termination or change in control event as indicated above. These totals do not include benefits that are currently vested and payable under the Pension Plan, DSA or SBP (each reported in “2018 Pension Benefits”) or with respect to previously vested RSU awards (reported in the “2018 Non-Qualified Deferred Compensation” table), except to the extent a change in control or other triggering event creates an additional benefit above what was reported in either table.

(10)    Ms. McReynolds, age 56, is not eligible for normal retirement as of December 31, 2018; therefore, no value is reported in that column. Because Ms. McReynolds is eligible for early retirement, a general termination is treated as early retirement for purposes of amounts potentially payable as a result of the termination.

(11)    Mr. Thorne, age 56, is not eligible for normal retirement as of December 31, 2018; therefore, no value is reported in that column. Because Mr. Thorne is eligible for early retirement, a general termination is treated as early retirement for purposes of amounts potentially payable as a result of the termination.

(12)    Mr. Cobb, age 52, is not eligible for early or normal retirement as of December 31, 2018; therefore, no value is reported in those columns.

(13)    Mr. Ingram, age 51, is not eligible for early or normal retirement as of December 31, 2018; therefore, no value is reported in those columns.

(14)    Mr. Newcity, age 49, is not eligible for early or normal retirement as of December 31, 2018; therefore, no value is reported in those columns.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Ms. McReynolds, our CEO.

For 2018, our last completed fiscal year:

•     The total annual compensation of our median employee was $97,283; and

•     The total annual compensation of Ms. McReynolds, as reported in the Summary Compensation Table in this Proxy Statement, was $4,075,378.

•     Based on this information, for 2018 the ratio of the total annual compensation of Ms. McReynolds to the median employee total annual compensation was reasonably estimated to be 41.89 to 1.

Because there were no material changes to our employee population or compensation programs, we used the same median employee as used for 2017. We calculated 2018 compensation for the median employee using the same methodology used to calculate Ms. McReynolds’ total annual compensation as reflected in the Summary Compensation Table in this Proxy Statement resulting in annual total compensation of $97,283. With respect to the total annual compensation of Ms. McReynolds, we used the amount reported in the “Total” column for 2018 of our Summary Compensation Table in this Proxy Statement.

The increase in the ratio over 2017 reflects higher incentive payouts for Ms. McReynolds as a result of record-level revenue and near-record earnings.

Methodology used to identify our median employee for fiscal year 2017:

•     October 1, 2017 was the date used to determine our employee population which includes full-time and part-time employees. We do not have any seasonal or temporary employees. As of that date, our employee population was 13,768 and consisted of individuals working at our parent company and our subsidiaries in the United States, including Puerto Rico, but excluding the Company’s Canadian population. SEC rules allow foreign employees to be excluded if those employees account for 5% or less of the total employees. Therefore, the Company’s entire Canadian population (70 employees) was excluded from the employee population.

•     To find the total annual compensation of our employee population (other than Ms. McReynolds), we used a consistently applied compensation measure comparing the amount of salary or wages, bonus, vacation pay, sick pay, jury duty pay, bereavement pay, short-term disability, holiday pay and overtime prior to any deductions (total annual compensation) paid in 2017 as reflected in our payroll records as of October 1, 2017. Since equity awards are not widely distributed to our employees, we did not include equity awards in the compensation measure.

Certain Transactions and Relationships

Item 404 of Regulation S-K of the Securities Act of 1933, as amended, requires that the Company disclose certain “related party transactions” with the Company’s Directors and executive officers, among others. For information regarding the Company’s policies and procedures for review, approval and ratification of such related party transactions, see the Audit Committee section under “Governance of the Company.”

Steven L. Spinner, who joined the Board in July 2011, is the President and Chief Executive Officer and Chairman of the Board of UNFI. In 2018 and 2019 (through the March 4 record date), UNFI made ordinary course of business payments to one or more ArcBest subsidiaries for transportation and other services in the aggregate amount of $1,544,760.

Kathleen D. McElligott, who has been on the Board since July 2015, is Executive Vice President, Chief Information Officer and Chief Technology Officer of McKesson. In 2018 and 2019 (through the March 4 record date), McKesson made ordinary course of business payments to one or more ArcBest subsidiaries for freight services in the aggregate amount of $4,495,512.

The Company has entered into indemnification agreements with the members of its Board. Under these agreements, the Company is obligated to indemnify its Directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a Director. The Company believes that these agreements are helpful in attracting and retaining qualified Directors. The Company’s Restated Certificate of Incorporation, as amended, and the bylaws also provide for indemnification of the Company’s officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes of ownership with the SEC. The SEC’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that are filed on their behalf. Based on a review of the reports submitted to the Company, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2018, except that, due to an inadvertent oversight, each Section 16(a) officer and Director of the Company filed a late Form 4 to report transactions that took place on August 1, 2018, which Form 4s were subsequently amended on or about February 6, 2019 to correct the number of acquired shares.

The Company has not received any information from 10% stockholders indicating that they have not complied with filing requirements.

Report of the Audit Committee

This Report is being provided by the Audit Committee of the Board.  The Audit Committee is comprised solely of independent Directors, as defined by the SEC and NASDAQ, and we operate under a written charter approved by the Board. The Audit Committee’s composition, member attributes and responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Nominating/Corporate Governance Committee has reviewed the status of each of the Audit Committee members and determined that each member meets applicable SEC and NASDAQ independence standards and financial literacy requirements. Mr. Hogan and Ms. Stipp are Board-designated Audit Committee Financial Experts as defined under applicable SEC and NASDAQ rules. A copy of the Audit Committee’s current charter can be found in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

As part of our specific responsibilities, the Audit Committee oversaw the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities related to the audited consolidated financial statements in the Company’s 2018 Annual Report, we reviewed and discussed with management, among other things:

•                  the Company’s audited consolidated financial statements for 2018 and recommended to the Board they be included in the Company’s Annual Report;

•                  the representations of management that those consolidated financial statements were prepared in accordance with generally accepted accounting principles;

•                  the quality and acceptability of the accounting principles;

•                  the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•                  the clarity of disclosures in the consolidated financial statements;

•     the adequacy and effectiveness of the Company’s financial reporting procedures, including disclosure controls and procedures; and

•     the adequacy and effectiveness of the Company’s internal controls over financial reporting, including the report of management’s assessment on the effectiveness of internal controls over financial reporting, which was performed by management using the 2013 framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee is also responsible for the appointment, as well as the termination, compensation, evaluation and oversight of Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, including review of the firm’s qualifications, performance and independence. EY is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. EY is also responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. We reviewed and discussed with EY its judgments as to the quality, not just the acceptability, of the Company’s accounting principles, reasonableness of significant accounting judgments, and critical accounting policies and estimates, and such other matters as are required to be discussed with the Audit Committee by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, we received the written disclosures and the letter from EY as required by the PCAOB regarding EY’s communications with the Audit Committee concerning independence and discussed with EY its independence from management and the Company, including the matters in the written disclosures. We considered the compatibility of non-audit services performed by EY and determined the non-audit services to be compatible with EY’s independence.

We discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Additionally, we reviewed the performance, responsibilities, and staffing of the Company’s internal auditors. We also oversaw compliance with the Company’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including confidential and anonymous submissions of these complaints. Furthermore, we met with members of management to discuss the results of the Company’s legal and ethical compliance programs.

The Audit Committee provided oversight of the Company’s risk management policies and processes and we reviewed and discussed with members of senior management significant risks identified by management in various areas of the Company, including financial statements, systems and reporting, legal, compliance, ethics, information technology, data security, cybersecurity, and related party transactions.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from EY dated February 28, 2019, with respect to the consolidated financial statements of the Company as of and for the year ended December 31, 2018, and with respect to the effectiveness of the Company’s internal controls over financial reporting, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Company’s 2018 Annual Report for filing with the SEC.

Audit Committee

Janice E. Stipp, Chair

Michael P. Hogan

William M. Legg

Steven L. Spinner

Proposal II. Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote “FOR” Proposal II.

The firm of Ernst & Young LLP (“EY”) served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2018. The Audit Committee has appointed EY to continue in that capacity for fiscal year 2019, subject to the Audit Committee’s approval of an engagement agreement and related service fees. EY has served as the Company’s independent auditor since 1972. The Audit Committee and the Board believe it is in the best interests of the Company and its stockholders to retain EY as the Company’s independent auditor for fiscal year 2019, and recommend that a resolution be presented to the stockholders at the 2019 Annual Meeting to ratify that appointment.

The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation and oversight of the Company’s independent auditor, including review of EY’s qualifications, performance and independence. The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation of whether to engage EY, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position. As part of the annual review, the Audit Committee considers, among other things:

•                  the quality and efficiency of the current and historical services provided by EY;

•                  EY’s capability and expertise in handling the breadth and complexity of the Company’s operations;

•                  the quality and candor of EY’s communications with the Audit Committee;

•                  external data on EY’s audit quality and performance, including recent PCAOB reports;

•                  EY’s independence from the Company;

•                  the appropriateness of EY’s fees;

•     EY’s tenure as the Company’s independent auditor, including the benefits of the extensive institutional knowledge EY has gained through the years and the controls and processes in place to help ensure EY’s continued independence; and

•                  the costs associated with onboarding a new independent auditor due to training and lost efficiencies.

The submission of this proposal for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders fail to ratify the appointment of EY, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY will attend the 2019 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Independent Auditor’s Fees and Services

In connection with the audit of the 2018 consolidated financial statements, the Company entered into an engagement agreement with EY that sets forth the terms by which EY will perform audit services for the Company. That agreement is subject to alternative dispute resolution (“ADR”) procedures agreed upon by the parties. ADR procedures are used in lieu of litigation with the goal of resolving disputes in a more expeditious and cost-effective manner. They do not limit the damage claims that could be asserted by either party.

The following is a summary of the fees billed to the Company by EY for professional services rendered for the fiscal years ended December 31, 2018 and December 31, 2017:

Fee Category	2018 Fees(1)	2017 Fees

Audit Fees	$1,515,000	$1,495,500
Audit-Related Fees	–	–
Tax Fees	24,795	27,218
All Other Fees	7,100	1,995
Total Fees	$1,546,895	$1,524,713

(1)          Audit Fees include actual and expected billings for fees and expenses related to the 2018 financial statement audit.

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and internal controls over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. These services also include accounting consultations related to the impact of changes in rules or standards.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance.

All Other Fees. Consists of fees for online technical accounting research materials.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by EY. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. EY and management are required to periodically report to the Audit Committee regarding the extent of services provided by EY in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee, or the Audit Committee Chair under authority of the Audit Committee, pre-approved 100% of the Company’s audit fees, audit-related fees, tax fees and all other fees for each of the fiscal years ended December 31, 2018 and December 31, 2017.

Proposal III. Advisory Vote on Executive Compensation

The Board recommends a vote “FOR” Proposal III.

At the 2011 and 2017 Annual Meetings, stockholders voted in favor of the Board’s recommendation to hold a non-binding advisory vote on the compensation of the Company’s Named Executive Officers (the “Say on Pay Vote”) on an annual basis, and since the 2011 Annual Meeting, the Company has held annual non-binding Say on Pay Votes.

The non-binding Say on Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. To that end, the Board has submitted the following resolution to be voted on by our stockholders at the 2019 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for ArcBest Corporation’s 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion & Analysis” section of this Proxy Statement, the Compensation Committee is responsible for establishing, implementing and monitoring adherence with our executive compensation policy.

As you consider this Proposal III, we encourage you to carefully review the “Compensation Discussion & Analysis” section and executive compensation tables of this Proxy Statement for a detailed discussion of our executive compensation program, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers.

As an advisory vote, Proposal III is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate in the future to address those concerns.

The Board recommends that stockholders vote “FOR” the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

Proposal IV. Approval of the ArcBest Ownership Incentive Plan, as amended and restated

The Board recommends a vote “FOR” Proposal IV.

Background and Purpose of the Proposal

The Company’s Board of Directors originally adopted the Plan on February 24, 2005, and the Company’s stockholders originally approved the Plan on April 20, 2005. At the 2010 Annual Meeting of Stockholders, stockholders approved the First Amendment to the Plan, which was approved by our Board on February 18, 2010 to increase the number of shares of common stock that the Company may issue under the Plan by 700,000 shares, from 1,500,000 shares to 2,200,000 shares. At the 2014 Annual Meeting of Stockholders, stockholders approved the Second Amendment to the Plan, which was approved by our Board on February 24, 2014 to increase the number of shares of common stock that the Company may issue under the Plan by 900,000 shares, from 2,200,000 shares to 3,100,000 shares. At the 2018 Annual Meeting of Stockholders, stockholders approved the Fourth Amendment to the Plan, which was approved by our Board on February 22, 2018 to increase the number of shares of common stock that the Company may issue under the Plan by 250,000 shares, from 3,100,000 shares to 3,350,000 shares. At the 2019 Annual Meeting of Stockholders, stockholders will be asked to approve the amendment and restatement of the Plan, which was approved by our Board on February 22, 2019. If approved by the Company’s stockholders at the meeting, the amendment and restatement will become effective immediately.

The amendment and restatement of the Plan incorporates the following changes:

•                  Increasing the number of shares available for issuance under the Plan by 625,000 shares (from 3,350,000 to 3,975,000).

•                  Limiting the total annual compensation value that may be awarded to non-employee directors.  Under this policy, the grant date fair value (as determined by the Company) of any equity award granted to any non-employee director in any calendar year cannot exceed $600,000 less the amount of cash compensation payable to the director for the calendar year such award is granted. See the “2018 Director Compensation Table” above for compensation actually paid to directors in 2018.  In voting to approve the Plan, we are asking stockholders to ratify a director compensation policy that could provide, in cash and compensatory equity awards, up to $600,000 of value determined at grant to any non-employee director.

•     Extending the term of the Plan from December 31, 2019 to February 22, 2029 (ten years from the date the amendment and restatement of the Plan was approved by our Board).

•     Removing the provisions of the Plan required by IRC Section 162(m) to qualify awards as “performance based compensation”. Performance awards may be issued under the amended and restated Plan, but the limitations previously imposed by IRC Section 162(m) on the design and administration of such awards will be removed.

•                  Renaming the Plan to the “ArcBest Ownership Incentive Plan.”

Summary of the Plan

The use of stock-based awards under the Plan continues to be a key element of the Company’s compensation program. The purpose of the amendment and restatement is, among other things, to increase the number of shares of common stock that the Company may issue under the Plan by 625,000 shares, from 3,350,000 shares to 3,975,000 shares. Of the 3,350,000 shares currently authorized for issuance under the Plan, a total of 1,749,404 shares have been issued as of February 22, 2019 upon the lapse of restrictions on grants of restricted stock or upon the settlement of restricted stock units. As of February 22, 2019, under the Plan, a total of 1,436,983 shares remained subject to unsettled restricted stock units. No other equity awards are outstanding under the Plan as of such date. As of February 22, 2019, no shares remained subject to outstanding stock options under the Plan. The Plan is the only equity compensation plan currently maintained by the Company.

The Plan is a broad-based plan under which the Company grants awards to its current employees, including officers, and its directors. The Company continues to believe that its long-term interests are best advanced by aligning the interests of its nonemployee directors and key employees with the interests of its stockholders. Therefore, to attract, retain and motivate nonemployee directors, officers and key management employees of exceptional abilities and, in recognition of the significant contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, the Board of Directors has amended and restated the Plan, subject to stockholder approval. Approval of the Plan, as amended and restated, will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any of its subsidiaries. While the Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter at the 2019 Annual Meeting of Stockholders is necessary for approval of the amendment and restatement of the Plan.

Consequences of Failing to Approve the Proposal

Failure of the Company’s stockholders to approve this proposal will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan; however, the Company may be required to reevaluate its compensation structure since adequate shares may not be available for grant in the future.

Summary of the Plan, as amended and restated

The following summary of the Plan, as amended and restated (the “Amended Plan”) does not purport to be a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (i) the Plan, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 22, 2005, (ii) the First Amendment, which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K on February 23, 2011, (iii) the Second Amendment, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 9, 2014, (iv) the Third Amendment, which was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K on February 28, 2017 and (v) the Fourth Amendment, which was filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K on February 28, 2019. The Amended Plan gives the Compensation Committee the ability to award stock options, stock appreciation rights (“SARs”), restricted stock (“Restricted Stock Awards”), restricted stock units (“Restricted Stock Units”) and performance award units, with vesting and other award provisions that provide effective incentives to Company employees and nonemployee directors and alignment of stockholder, management and director interests. Unless earlier terminated by action of the Company’s Board of Directors, the Amended Plan will terminate on February 22, 2029.  If the Amended Plan is not approved by stockholders, the Plan will terminate on December 31, 2019. Awards granted prior to the termination date of the Amended Plan will continue to be effective in accordance with their terms and conditions.

Persons Who May Participate. Any member of the Board of Directors, who is not a current employee of the Company or one of its subsidiaries, and any current or prospective officer or employee of the Company and its subsidiaries, is eligible to receive an award under the Amended Plan. Only individuals who are employees of the Company or one of its corporate subsidiaries are eligible to receive Incentive Options (defined below). The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended Plan. As of February 22, 2019, approximately 136 employees and 8 nonemployee directors were eligible to participate in the existing Plan.

Shares Subject to the Amended Plan. Subject to stockholder approval of the Amended Plan and the adjustments described below, the total aggregate number of shares of the Company’s common stock that may be subject to awards under the Amended Plan, since the inception of the Plan, is 3,975,000. The shares issued pursuant to awards under the Amended Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market. The number of shares considered issued under the Amended Plan equals the number of shares actually issued upon exercise or settlement of an award. Shares under the Amended Plan that (i) were subject to awards that were canceled, forfeited or settled in cash (rather than shares), or (ii) are delivered or deemed delivered to the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation resulting from an award will be deemed returned to the pool of shares reserved for issuance under the Amended Plan and will be available for issuance pursuant to additional awards granted under the Amended Plan. If the Company’s stockholders approve the amendment and restatement of the Plan, (a) shares delivered or deemed delivered to the Company in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or SAR, (b) shares that were subject to an Option or a SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (c) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for issuance pursuant to additional awards granted under the Amended Plan.  In addition, the grant date fair value (as determined by the Company) of any equity award granted to any non-employee director in any calendar year cannot exceed $600,000 less the amount of cash compensation payable to the director for the calendar year such award is granted.

Administration. The Amended Plan will be administered by the Compensation Committee of the Board of Directors or another committee of two or more directors established by the Board of Directors from time to time. Under NASDAQ rules, members of the Compensation Committee are required to satisfy the NASDAQ’s standards for independence, subject to certain narrow exceptions. The Compensation Committee may delegate various functions to subcommittees or certain officers of the Company. Subject to the provisions of the Amended Plan, the Compensation Committee has the power to: (i) prescribe, amend and rescind rules and regulations relating to the Amended Plan and to define terms not otherwise defined therein, (ii) determine which persons are eligible to participate and to receive awards under the Amended Plan and the timing of any such awards, (iii) grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a change in control), or other factors, (iv) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award, (v) prescribe and amend the terms of the agreements or other documents evidencing awards made under the Amended Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the Amended Plan, (vi) determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, or dividend (other than regular, quarterly cash dividends), (vii) interpret and construe the Amended Plan, any rules and regulations under the Amended Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company and (viii) make all other determinations deemed necessary or advisable for the administration of the Amended Plan.

Awards under the Amended Plan.

Stock Options. Options granted under the Amended Plan may be either incentive stock options qualifying under Section 422 of the IRC (“Incentive Option”) or options which are not intended to qualify as incentive stock options (“Nonstatutory Option”). Under the terms of the Amended Plan, the exercise price for stock options must be equal to or greater than the fair market value of the Company’s common stock on the date of grant (and, in the case of an Incentive Option granted to a participant who owns stock representing more than 10% of the combined voting power of all classes of stock of the Company, must be equal to or greater than 110% of the fair market value of the Company’s common stock on the date of grant). Stock options granted under the terms of the Amended Plan will not become exercisable earlier than one year from the date of grant (except upon a change in control or termination of employment due to death, disability or retirement), and options may be for a term of no more than 10 years (five years, in the case of an Incentive Option granted to a participant owning more than 10% of the Company’s voting power). Otherwise, the Compensation Committee has discretion to determine the number of shares subject to an option (subject to the Amended Plan’s stated limits), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the Amended Plan. The exercise price of an option may be paid through various means acceptable to the Compensation Committee, including in cash or, to the extent allowed by the Compensation Committee, by delivering previously owned shares, by withholding shares deliverable upon the exercise of the option or by delivering to the Company the proceeds of shares of the Company’s stock issuable under an option. Other than in connection with a change in the Company’s capitalization, the Amended Plan prohibits repricing stock options without stockholder approval.

Stock Appreciation Rights.  A stock appreciation right, or SAR, provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. SARs may be paid in stock, cash or a combination thereof. SARs may be granted either in tandem with or as a component of other awards granted under the Amended Plan or not in conjunction with other awards and may, but need not, relate to a specific option. SARs are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. Other than in connection with a change in the Company’s capitalization, SARs cannot be repriced without stockholder approval.

Restricted Stock and Restricted Stock Units. A Restricted Stock Award is an award of shares, and Restricted Stock Units are an award of units denominated in shares and payable in shares or cash, in each case, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any Restricted Stock Award or Restricted Stock Unit award, including the number of shares subject to such award (subject to the Amended Plan’s stated limits), the price (if any) paid for shares subject to a Restricted Stock Award or Restricted Stock Units, and the minimum period over which a Restricted Stock Award or Restricted Stock Units may vest or be settled, which must cover at least a three-year period (except in the event of a change in control or upon the participant’s death, disability or retirement) or, if the grant, issuance, vesting or retention of the award is contingent upon satisfaction of a performance criteria, a performance period of at least one year or made to a director. Unless otherwise determined by the Compensation Committee, participants holding shares subject to a Restricted Stock Award may exercise full voting rights with respect to the shares during the restriction period and will be entitled to receive all dividend and other distributions with respect to the shares, subject to any requirement imposed by the Compensation Committee that such dividend or distribution amounts be reinvested in additional shares subject to a Restricted Stock Award or remain subject to the same restrictions as the Restricted Stock Award. Holders of Restricted Stock Units will be entitled to receive dividend equivalents only to the extent provided by the Compensation Committee. As described below in “Dividends and Distributions,” any such dividends or distributions are subject to the same restrictions and risk of forfeiture as the applicable Restricted Stock Award or Restricted Stock Units and are not paid unless and until the award has vested and been earned.

Performance Award Units. The Amended Plan authorizes the grant of performance award units, pursuant to which participants are awarded bonus opportunities that are paid contingent upon the achievement of performance criteria specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any performance award unit, including the maximum amount payable, the performance period (which is generally at least one year), the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on a performance award unit prior to actual payment, forfeiture provisions and any other terms and conditions consistent with the Amended Plan. Performance award units are payable in cash or shares of common stock as determined by the Compensation Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be increased or reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

Transferability. Unless otherwise provided for by the Compensation Committee, awards under the Amended Plan are generally only transferable (i) by a recipient’s last will and testament and by the applicable laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) to immediate family members or trusts or partnerships solely for the benefit of the Participant’s immediate family members. Incentive Options are transferable only as provided in (i) above. Shares issued upon exercise of an Option or SAR may not be sold or transferred by the Participant until the earlier of (a) one year following the date of exercise and (b) the date of the termination of the Participant’s employment.

Tax Withholding. A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended Plan, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to the Company. The Compensation Committee may permit tax withholding obligations to be satisfied by having the Company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to tender previously acquired shares.

Dividends and Distributions. All dividends or distributions payable in respect of shares underlying awards granted under the Amended Plan to which a Participant is entitled are subject to the same restrictions and risk of forfeiture as the applicable award and will not be paid unless and until the award has vested and been earned. The Company does not currently pay dividends or dividend equivalents with respect to RSUs granted after December 31, 2014.

Corporate Events. In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends) or otherwise, the Compensation Committee may, in its discretion, adjust the number and kind of shares available for issuance under the Amended Plan, the number and kind of shares subject to outstanding awards and the exercise price of awards and the number and kind of shares subject to the various limitations under the Amended Plan to reflect such increase or decrease. The Compensation Committee has the authority to determine, subject to the terms of the Amended Plan, the effect, if any, that a change in control (as defined in the Amended Plan) or termination of employment following a change in control would have on outstanding awards under the Plan.

Change in Control. Under the Amended Plan, the Compensation Committee does not have discretion to provide for an alternative definition of “Change in Control” in the case of an individual award. In addition, under the Amended Plan, the Compensation Committee has the discretion to accelerate an award subject to time-based vesting conditions in connection with a Change in Control only if (i) the award is not substituted, assumed, or continued by the successor company or its parent or subsidiary or (ii) the Participant’s employment is terminated without cause following the Change in Control, as determined by the Compensation Committee. In the case of awards subject to performance-based vesting conditions, upon a Change in Control, (a) the Compensation Committee will determine the extent to which the performance goals with respect to each incomplete performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (b) the applicable Participant will receive payment of partial or full awards with respect to performance goals based upon the Committee’s determination of the degree of attainment of the performance goals or, if not determinable, on a pro rata basis assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee to be consistent with the payment levels set forth in this clause (b).

Amendments. The Board of Directors may terminate, amend or discontinue the Amended Plan and the Compensation Committee may amend or alter any agreement or other document evidencing an award made under the Amended Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Corporate Events” section above) without the approval of the stockholders to: (i) increase the maximum number of shares that may be issued under the Amended Plan; (ii) permit granting of options at less than fair market value; (iii) reduce the exercise price of outstanding options; (iv) extend the term of the Amended Plan; (v) change the class of individuals eligible for the Amended Plan; or (vi) otherwise amend the Amended Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements. In addition, no amendment of the Amended Plan or any award granted thereunder may impair the rights of any award holder without his or her consent (unless the Compensation Committee determines prior to any change in control that the amendment or alteration is required or advisable in certain situations).

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended Plan may vary depending on the particular situation and, therefore, may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefore. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility” below, the Company or one of its subsidiaries

(as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and more than one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, the Company will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefore in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Amended Plan allows the Compensation Committee to permit the transfer of awards in limited circumstances. See “Summary of the Amended Plan – Transferability.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 (for 2019) per donee, (ii) the transferor’s lifetime exclusion or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock award in the form of Restricted Stock Units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he/she receives cash or common stock in settlement of the Restricted Stock Units in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under section 83(b) of the IRC or (ii) when the common stock is received, in cases where a participant makes a valid election under section 83(b) of the IRC.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he/she recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him/her as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, the Company or one of its subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The Company’s ability (or the ability of one of its subsidiaries, as applicable) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the IRC, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the Company’s ability (or the ability of one of its subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the IRC, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation.

New Plan Benefits

A summary of the material features of the Amended Plan, including the class of persons eligible to participate therein and the number of persons in such class, is included above under the title “Summary of Amended Plan.”

The awards, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the Compensation Committee and, thus, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees and directors under the Amended Plan. Therefore, a New Plan Benefits Table is not provided.

The Company did make its annual equity awards under the Plan for 2018 in August 2018 to the Named Executive Officers, nonemployee directors, and to its other eligible employees. The grants to the Named Executive Officers are reflected in the “2018 Grants of Plan-Based Awards” table that can be found on page 42 of this Proxy Statement. The 2018 grant to the nonemployee directors is reflected in footnote 2 to the Director Compensation Table. On February 22, 2019, the closing price of the Company’s common stock was $37.13 per share. As of February 22, 2019, no stock options have been granted under the Plan.

Vote Required and Board Recommendation

Approval of the Amended Plan, which increases the number of shares of common stock that the Company may issue under the Plan by 625,000 shares, from 3,350,000 shares to 3,975,000 shares, extends the term of the Plan and makes certain additional changes, requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. For these purposes, broker non-votes are not treated as entitled to vote. See “Voting Shares” on page 4. Unless marked to the contrary, proxies received will be voted FOR approval. The Board believes strongly that the approval of the amendment and restatement of the Plan is essential to the Company’s continued success. For the reasons stated above, the stockholders are being asked to approve this proposal.

Other Matters

Neither the Company nor the Board knows of any matters that will be presented for action at the 2019 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to the Company or the Board should come before the 2019 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

Cost of Solicitation

Proxies may be solicited by Directors, officers or employees of the Company or its subsidiaries in person, by telephone, electronic communication or other means. However, no payment will be made to any of them for their solicitation activities. The costs of solicitation, including the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for preparing, assembling and forwarding proxy materials to and obtaining proxies from beneficial owners of shares held of record by such persons, will be borne by the Company.

Stockholder Communication with the Board

ArcBest Corporation stockholders may communicate with the Board, or any individual member of the Board, by sending the communication as follows:

Board of Directors (or Individual Member’s Name)

c/o Corporate Secretary

ArcBest Corporation

P.O. Box 10048

Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication.

Procedure for Submitting Stockholder Proposals for 2020 Annual Meeting

To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Company’s bylaws establish an advance notice procedure. Pursuant to the Company’s bylaws, for a proposal that is not intended to be included in the Company’s proxy statement to be properly and timely submitted as business to come before the 2020 Annual Meeting, the stockholder must submit a written notice (“stockholder notice”) that must be received by the Corporate Secretary of the Company at the address previously shown not less than 90 days nor more than 120 days prior to the first anniversary of the 2019 Annual Meeting. Director nominations that a stockholder intends to present at the 2020 Annual Meeting, but does not intend to have included in the Company’s proxy materials, must be received no earlier than the close of business on January 1, 2020 and no later than the close of business on January 31, 2020.  In the event that the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2019 Annual Meeting, to be timely received, the proposal must be received by the Corporate Secretary of the Company not less than 100 days nor more than 120 days prior to the date of the 2020 Annual Meeting, and in the event that the first public announcement of the date of the 2020 Annual Meeting is less than 100 days prior to the date of such meeting, the proposal must be received by the Corporate Secretary of the Company by the 10th day following the date of the public announcement. Such stockholder notices must set forth as to each matter the stockholder proposes to bring before the Annual Meeting, with certain information specified in the bylaws including, among other things: (1) as to the stockholder giving the notice and each Stockholder Associated Person (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies for the proposal, (f) a complete and accurate description of all material agreements and understandings between such persons and any other person in connection with the proposal of such business by the stockholder, and (g) a stockholder’s representation pursuant to the Company’s bylaws; (2) a brief description of the business desired to be brought before the meeting, including the exact text of any proposal to be presented for adoption; and (3) the reasons for conducting such business at the meeting. “Stockholder Associated Person” of any stockholder means (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in the foregoing clause (i); and (iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses). For information regarding the required information in the stockholder notice, contact the Corporate Secretary’s office at info@arcb.com or 479-785-6000.

Notwithstanding the above provisions, pursuant to Rule 14a-8 under the Exchange Act, any stockholder who wishes to submit a proposal for inclusion in the Company’s proxy statement and proxy relating to the 2020 Annual Meeting must deliver such proposal to the Company no later than the close of business on November 23, 2019. Proposals should be addressed to Corporate Secretary, ArcBest Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048. In order to prevent controversy about the date of receipt of a proposal, which must be no later than the close of business on November 23, 2019, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

General Matters

Upon written request, the Company will provide stockholders with a copy of its 2018 Annual Report filed with the SEC (including financial statements and schedules thereto), without charge. Written requests should be directed to: David Humphrey, Vice President–Investor Relations, ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048.

Certain stockholders sharing an address may have received only one copy of this Proxy Statement and the 2018 Annual Report. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2018 Annual Report to a stockholder at a shared address to which only a single copy of such documents was delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address or telephone number:

ArcBest Corporation

Attention: Vice President–Investor Relations

P.O. Box 10048

Fort Smith, Arkansas 72917-0048

Telephone: 479-785-6000

If you want to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Stockholders of record should contact the Company’s Corporate Secretary in writing at ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048 or by telephone at 479-785-6000.

Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder or contact Broadridge in writing at Broadridge, Attention: Householding Department,
51 Mercedes Way, Edgewood, New York 11717 or by telephone at 866-540-7095.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly: by Internet, by telephone or by signing, dating and returning the enclosed proxy card.

Fort Smith, Arkansas	MICHAEL R. JOHNS
Date: March 22, 2019	Secretary

Appendix A

ARCBEST CORPORATION

OWNERSHIP INCENTIVE PLAN

1.            Purpose

The purpose of the ArcBest Corporation Ownership Incentive Plan, as amended and restated effective February 22, 2019, (the “Plan”) is to advance the interests of ArcBest Corporation (the “Company”) by stimulating the efforts of employees, officers and directors, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Performance Award Units, which may be paid in cash or stock or a combination thereof, as determined by the Committee.

2.            Definitions

As used in the Plan, the following terms will have the meanings set forth below:

(a)         “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award Unit granted to a Participant pursuant to the provisions of the Plan.

(b)         “Award Agreement” means a written agreement or other instrument as approved from time to time by the Committee implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(c)          “Board” means the Board of Directors of the Company.

(d)         “Change in Control” means the occurrence of any of the following events:

(i)                     The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(ii)                  In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii)               Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)              The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(v)                 A complete liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, in no event shall amounts in respect of Awards that, as determined by the Committee in its sole discretion, provide for the deferral of compensation, be distributed upon a Change in Control prior to the occurrence of either a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.”

(e)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(f)           “Committee” has the meaning set forth in Section 3.

(g)          “Company” means ArcBest Corporation, a Delaware corporation.

(h)         “Director” means each member of the Board who is not an officer or employee of the Company or any Subsidiary.

(i)             “Fair Market Value” on a date means the closing price per Share on such date as quoted on the Nasdaq Stock Market or such other market in which such prices are regularly quoted, unless the Committee provides otherwise.

(j)            “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(k)         “Nonqualified Stock Option” means a stock option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l)             “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 7.

(m)     “Participant” means any individual described in Section 4 to whom the Committee grants or has granted Awards and any authorized transferee of such individual.

(n)         “Performance Award Unit” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of performance criteria specified in the Award Agreement.

(o)         “Plan” means ArcBest Corporation Ownership Incentive Plan as set forth herein and as amended from time to time.

(p)         “Restricted Stock” means Shares granted pursuant to Section 9.

(q)         “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(r)            “Retirement” means, unless the Committee specifies otherwise in an Award Agreement, (i) with respect to Participants other than Directors, retirement from active employment with the Company and its Subsidiaries (A) at or after age 55 and with at least ten (10) years of service with the Company and its Subsidiaries or (B) at or after age 65, or (ii) with respect to Directors, retirement from service on the Board at or after age 65 with at least 5 years of Board service.

(s)           “Shares” means shares of the Company’s common stock, par value $.01, subject to adjustment as provided in Section 13.

(t)            “Stock Appreciation Right” means a right granted pursuant to Section 8 that entitles the Participant to receive, in cash, Shares or a combination thereof, an amount equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares when exercised, over (ii) the exercise price of the right, as established by the Committee when granted.

(u)         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that the Company directly or indirectly controls.

3.            Administration

(a)         Administration of the Plan. The Compensation Committee of the Board or another committee of two or more directors as established by the Board will administer the Plan (the “Committee”). Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

(b)         Delegation of Authority by the Committee. The Committee may delegate to a subcommittee (a “Subcommittee”) composed of one or more officers of the Company (who may but need not be members of the Board) the ability to grant Awards and take the same actions as the Committee described in Section 3(c) or elsewhere in the Plan with respect to Participants who are not executive officers; provided, however, that the resolution authorizing the Subcommittee must specify the total number of Shares that may be subject to Awards granted by the Subcommittee pursuant to the delegated authority. Any Award granted by the Subcommittee will be subject to the form of Award Agreement approved in advance by the Committee. No officer who is a member of the Subcommittee may be granted Awards under the authority delegated to the Subcommittee. Any action by any Subcommittee within the scope of such delegation will be treated for all purposes as if taken by the Committee and references in this Plan to the Committee will include any such Subcommittee. The Committee may also delegate the administration of the Plan to one or more officers of the Company (each a “Plan Administrator”), and the Plan Administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards, maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, subject to the Committee’s ultimate authority to administer and interpret the Plan.

(c)          Powers of Committee. Subject to the express provisions of this Plan, the Committee will be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible under Section 4 to be granted Awards and the timing of Awards, if any, to be granted to such eligible persons; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued

employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change in Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which may be different) and the terms of or form of any document or notice the Participants are required to deliver to the Company; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 13; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d)         Determinations by the Committee. All decisions, determinations and interpretations by the Committee related to the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, will be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee will consider those factors as it deems relevant, in its sole and absolute discretion, to making any decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e)          Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, the Company may implement such a grant, if the Committee so directs, by issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, the Subsidiary may issue the Award by and in its name and the Award will be deemed granted on the date determined by the Committee.

4.            Eligibility

The Committee may select any Director or person who is a current or prospective officer or employee of the Company or of any Subsidiary for the grant of Awards. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code. For purposes of this Plan, the Committee will determine the Chairman of the Board’s status as an employee.

5.            Effective Date and Termination of Plan

The Company’s Board originally adopted this Plan as of February 24, 2005, and the Plan became effective on April 20, 2005 (the “Effective Date”), upon approval by the Company’s stockholders. This amended and restated Plan was adopted by the Board as of February 22, 2019 and will become effective immediately upon approval by the Company’s stockholders.  Awards may be granted under the Plan until February 22, 2029, at which time the Plan will terminate. Notwithstanding the foregoing, the Board may terminate the Plan at any time. Termination of the Plan (including termination upon expiration of the term of the Plan) will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.

6.            Shares Subject to the Plan and to Awards

(a)         Aggregate Limits.  Effective February 22, 2019, the maximum aggregate number of Shares issuable pursuant to all Awards, since inception of the Plan, is 3,975,000. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.

(b)         Issuance of Shares. For purposes of Section 6(a), the aggregate number of Shares issued under this Plan at any time equals only the number of Shares actually issued upon exercise or settlement of an Award. Shares (i) subject to Awards that are canceled, expired, forfeited or settled in cash and (ii) that are delivered or deemed delivered to the Company in payment or satisfaction of the exercise price or tax withholding obligation of an Award will again be available for issuance pursuant to Awards granted under the Plan. Notwithstanding the foregoing, (i) the number of Shares tendered or withheld in payment of any exercise or purchase price of an Option or Stock Appreciation Right or taxes relating to an Option or Stock Appreciation Right, (ii) Shares that were subject to an Option or a Stock

Appreciation Right but were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right and (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards.

(c)          Tax Code and Annual Limits. The maximum aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Participant is 100,000, which number will be calculated and adjusted pursuant to Section 13. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is 1,500,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(d)         Director Compensation Limits.  The grant date fair value (as determined by the Committee) of any Award granted to any Director in any calendar year cannot exceed $600,000 less the amount of any cash compensation payable to the Director in the calendar year of such grant.

7.            Options

(a)         Option Awards. The Committee may grant Options to Participants at any time prior to the termination of the Plan. No Participant will have any rights as a stockholder with respect to any Shares subject to Options until said Shares have been issued. Each Option will be evidenced by an Award Agreement. Options granted pursuant to the Plan may be different but each Option must contain and be subject to the terms and conditions set forth below.

(b)         Price. The Committee will establish the exercise price per Share of each Option, which, in no event will the purchase price be less than the Fair Market Value of a Share on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise or a combination thereof.

(c)          No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of an Option may not be reduced without shareholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d)         Provisions Applicable to Options. In no event may any Option become exercisable sooner than one (1) year after the date of grant except to the extent provided by the Committee in the event of the Participant’s death, disability or Retirement or a Change in Control. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option will be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Option will expire within a period of not more than ten (10) years from the date of grant.

(e)          Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of the Option must be at least 110 percent of the Fair Market Value of a Share on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, options designated as Incentive Stock Options will be ineligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that (x) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (y) such Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

8.            Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights do not need to be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan will be granted subject to the same terms and conditions applicable to Options as set forth in Section 7; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option will have the terms and conditions of such Option. Subject to the provisions of Section 7, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it deems appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination of both. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the exercise price of a Stock Appreciation Right may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price). Each Stock Appreciation Right will be evidenced by an Award Agreement.

9.            Restricted Stock and Restricted Stock Units

(a)         Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time before the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms, as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units will be evidenced by an Award Agreement. Unless the Committee determines otherwise, each Restricted Stock Unit will be equal to one Share. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan do not need to be identical, but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth herein.

(b)         Contents of Award Agreement. Each Award Agreement will contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined by the Committee. Shares issued under a Restricted Stock or Restricted Stock Unit Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c)          Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year.  The grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based upon continued employment or the passage of time generally may not vest or be settled in full over a period of less than three (3) years, except that the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability, Retirement or in connection with a Change in Control; the Committee may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant, and the Committee may provide for a shorter vesting period for any Restricted Stock or Restricted Stock Unit Award granted to a Director.

(d)         Discretionary Adjustments and Limits. The Committee, to the extent specified in the Award Agreement, may increase or reduce the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

(e)          Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted under this Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f)           Dividends and Distributions.  Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional Shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be deferred without interest to the date of vesting of the associated Award of Restricted Stock and paid in cash. Shares underlying Restricted Stock Units will be entitled to dividends or dividend equivalents only to the extent provided by the Committee. Notwithstanding anything to the contrary herein, all dividends and other distributions paid with respect to Shares underlying an Award shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

10.     Performance Award Units

(a)         General. Each Performance Award Unit Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to the performance criteria established for a performance period established by the Committee. Unless otherwise stated in an Award Agreement, the performance period shall be a period of at least one (1) year.

(b)         Award Agreement. The terms of any Performance Award Unit will be set forth in an Award Agreement. Each Award Agreement evidencing a Performance Award Unit will contain provisions about (i) the target and maximum amount payable to the Participant as a Performance Award Unit, (ii) the performance criteria and level of achievement versus these criteria that will determine the amount of such payment, (iii) the term of the performance period as to which performance will be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Award Unit before actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case consistent with this Plan as the Committee may periodically determine.

(c)          Performance Criteria. The Committee will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under a Performance Award Unit, which criteria may be based on financial performance and/or personal performance evaluations.

(d)         Timing and Form of Payment. The Committee will determine the timing of payment of any Performance Award Unit. Payment of the amount due under a Performance Award Unit may be made in cash or in Shares, as determined by the Committee.

(e)          Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the Committee may, to the extent specified in the Award Agreement, increase or reduce the amount paid under a Performance Award Unit on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

11.     Deferral of Gains

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of a Performance Award Unit. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(1)(B) of the Code.

12.     Conditions and Restrictions Upon Securities Subject to Awards

Shares issued upon exercise of an Option or Stock Appreciation Right may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant prior to the earlier of (i) twelve (12) months following the date of exercise and (ii) the date of termination of the Participant’s employment.  The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award will be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify before the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including, without limitation, (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

13.     Adjustment of and Changes in the Stock

(a)         In the event that the number of Shares increases or decreases through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then the Committee may appropriately adjust each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 6 to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The Committee may also adjust the terms of any outstanding Award as to price, number of Shares subject to such Award and other terms to reflect the foregoing events.

(b)         In the event of any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares have been changed, or for which Shares have been exchanged, whether by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee will, in its sole discretion, determine the appropriate adjustment, if any, to be effected in accordance with this Section 13(b). In addition, in the event of a change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion; provided, however, that in the event of a Change in Control, Awards may be so accelerated only if (i) the Award is not substituted, assumed, or continued by the successor company or a parent or subsidiary thereof or (ii) the Participant’s employment is terminated without cause or the Participant terminates employment for good reason following such Change in Control, as determined by the Committee. Notwithstanding anything to the contrary in this Section 13(b), with respect to Awards subject to one or more performance criteria, in the event of a Change in Control, all incomplete performance periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such Change in Control and the Committee shall (a) determine the extent to which the performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (b) cause to be paid to the applicable Participant partial or full Awards with respect to performance goals for each such performance period based upon the Committee’s determination of the degree of attainment of performance goals or, if not determinable, on a pro rata basis assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee to be consistent with the payment levels set forth in this clause (b). Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options must comply with the requirements, provisions and restrictions of the Code.

(c)          No right to purchase fractional shares will result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the shares subject to the Award will be rounded down to the nearest whole share. The Company will give notice of any adjustment made to each Participant, and such adjustment (whether or not notice is given) will be effective and binding for all purposes of the Plan.

14.     Transferability

Unless the Committee specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, Clauses (ii) and (iii) immediately above shall not be available with respect to Incentive Stock Options. Each Option or Stock Appreciation Right will be exercisable during the Participant’s lifetime only by the Participant, the Participant’s guardian or legal representative or an individual or an authorized transferee of the Option or Stock Appreciation Right.

15.     Suspension or Termination of Awards

Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Committee or Board of Directors may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, deliberate disregard of Company or Subsidiary rules, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee, (i) neither the Participant nor his or her estate nor transferee will be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Incentive Award lapse, or otherwise receive payment or Shares under any Award and (ii) the Participant will forfeit all outstanding Awards. In making such determination, the Committee or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee. Any dispute by a Participant or other person as to the determination of the Committee must be resolved pursuant to Section 22.

16.     Compliance with Laws and Regulations

The grant, issuance, vesting, exercise and settlement of Awards under this Plan, and the obligation of the Company to sell, issue or deliver shares of such Awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to register in a Participant’s name or deliver any shares before the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body, which the Committee will determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, the Company and its Subsidiaries will be relieved of any liability with respect to the failure to issue or sell such shares absent such requisite authority. No Option will be exercisable and no shares will be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such Stock Option or other Award is effective and current or the Company has determined that such registration is unnecessary. In the event that the Committee determines that the Company is prohibited from issuing shares in respect of an Award pursuant to the preceding sentence, the Committee may, in its sole discretion, provide for a cash payment to the holder of the Award in settlement thereof in lieu of the issuance of shares under the Award.

If an Award is granted to or held by a Participant employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17.     Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant must satisfy, in a manner satisfactory to the Company, any withholding with respect to taxes determined to be necessary or appropriate by the Company that arise by reason of an Option exercise, disposition of shares issued under an Incentive Stock Option, the vesting of or settlement of Shares or deferred units under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries will not be required to issue Shares, make any payment or to recognize the transfer or disposition of shares until the Participant satisfies such obligations. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering shares previously acquired.

18.     Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment will, without the approval of the stockholders of the Company:

(a)         increase the maximum number of shares for which Awards may be granted under this Plan;

(b)         reduce the price at which Options may be granted below the price provided for in Section 7(b);

(c)          reduce the exercise price of outstanding Options;

(d)         extend the term of this Plan;

(e)          change the class of persons eligible to be Participants;

(f)           otherwise amend the Plan in any manner requiring stockholder approval by law or under the Nasdaq National Market listing requirements; or

(g)          increase the individual maximum limits in Section 6(c).

No amendment or alteration to the Plan or an Award or Award Agreement will be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Committee determines in its sole discretion and before the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

19.     No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence will not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

20.     Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.     Governing Law

This Plan and any agreements or other documents hereunder will be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation will be deemed to include any successor law, rule or regulation of similar effect or applicability.

22.     Arbitration of Disputes

If a Participant or other holder of an Award or person claiming a right under an Award or the Plan wishes to challenge any action of the Committee, a subcommittee or the Plan Administrator, the person may do so only by submitting to binding arbitration with respect to such decision. The review by the arbitrator will be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration will be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration will be made in writing to the Committee within thirty (30) days after the applicable decision by the Committee. The arbitrator will be selected by mutual agreement of the Committee and the Participant. If the Committee and the Participant are unable to agree on an arbitrator, the arbitrator will be selected by the American Arbitration Association. The arbitrator, no matter how selected, must be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association. The arbitrator will administer and conduct the arbitration pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side will bear its own fees and expenses, including its own attorney’s fees, and each side will bear one half of the arbitrator’s fees and expenses; provided, however, that the arbitrator will have the discretion to award the prevailing party its fees and expenses. The arbitrator will have no authority to award exemplary, punitive, special, indirect, consequential, or other extracontractual damages. The decision of the arbitrator on the issue(s) presented for arbitration will be final and conclusive and any court of competent jurisdiction may enforce it.

23.     No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan will constitute an employment contract with the Company, any Subsidiary and/or its affiliates. This Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/arcb Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 29, 2019. if PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 29, 2019. IB MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card. Please fold here – Do not separate The Board of Directors Recommends a Vote FOR all of the nominees listed in Proposal I and FOR Proposals II, III and IV.   I. Election of 01 Eduardo F. Conrado 04 William M. Legg 07 Craig E. Philip Vote FOR Vote WITHHELD from all nominees Directors: 02 Stephen E. Gorman 05 Kathleen D. McElligott 08 Steven L. Spinner 03 Michael P. Hogan 06 Judy R. McReynolds 09 Janice E. Stipp all nominees (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) II. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019.          For Against Abstain III. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. For Against Abstain IV. To approve the ArcBest Ownership Incentive Plan, as amended and restated. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL I AND FOR PROPOSALS II, III AND IV. Address Change? Mark box, sign, and indicate changes below:  Date Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ArcBest Corporation ANNUAL MEETING OF STOCKHOLDERS Tuesday, April 30, 2019 8:00 a.m. CDT 8401 McClure Drive Fort Smith, Arkansas 72916 ArcBest Corporation 8401 McClure Drive Fort Smith, Arkansas 72916 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2019. Each of Michael R. Johns and Judy R. McReynolds, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of ArcBest Corporation to be held at 8401 McClure Drive, Fort Smith, Arkansas 72916, at 8:00 a.m. CDT on Tuesday, April 30, 2019, and at any adjournments or postponements of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR all of the nominees listed in Proposal I and FOR Proposals II, III and IV. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked at any time prior to the voting thereof. Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. See reverse for voting instructions.